UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Soliciting Material under §240.14a-12

FIRST BUSEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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First Busey Corporation
April 8, 2021
Dear Stockholders:
We cordially invite you to attend the 2021 Annual Meeting of Stockholders of First Busey Corporation, scheduled for 5:30 p.m., central time, on May 19, 2021. Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, this year’s Annual Meeting will be a completely virtual meeting, which will be conducted solely online via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/BUSE2021. You will need to have your 16-digit control number included on your notice to join the Annual Meeting. There is no physical location for the Annual Meeting.
We are furnishing our proxy statement, 2020 Annual Report and proxy card to stockholders over the internet. Our stockholders will receive a notice in the mail which contains instructions on how to access the proxy materials via the internet and join the Annual Meeting. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or as provided in the proxy statement.
The items of business to be considered at the meeting include: (a) the election of 10 directors for one-year terms expiring at the 2022 Annual Meeting of Stockholders; (b) the approval, in a nonbinding, advisory vote, of the compensation of our named executive officers, or a “say-on-pay” proposal; (c) the approval of the First Busey Corporation 2021 Employee Stock Purchase Plan; and (d) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. At the meeting, we will also review our performance in 2020 and update you on our strategic plans as we move forward.
Your vote is important. We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend, please review the attached proxy statement and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.
Sincerely yours,
Van A. Dukeman
Chairman, President and Chief Executive Officer

First Busey Corporation
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2021 AT 5:30 P.M., CENTRAL TIME
To the Stockholders of
First Busey Corporation:
You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/BUSE2021, where you will be able to attend online, vote your shares electronically, and submit your questions prior to or during the meeting. You will need to have your 16-digit control number included on your notice to join the Annual Meeting. The 2021 Annual Meeting is being held for the following purposes:
1.
to elect 10 directors to hold office until the 2022 Annual Meeting of Stockholders or until their successors are elected and have qualified;

2.
to approve, in a nonbinding, advisory vote, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;

3.
to approve the First Busey Corporation 2021 Employee Stock Purchase Plan;

4.
to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

5.
to transact such other business as may properly be brought before the meeting and any postponements or adjournments of the meeting.

Only stockholders of record at the close of business on March 22, 2021, are entitled to notice of, and to vote at, the 2021 Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the 2021 Annual Meeting, please sign, date and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.
By Order of the Board of Directors
Van A. Dukeman
Chairman, President and Chief Executive Officer

FIRST BUSEY CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held at 5:30 p.m., central time, on May 19, 2021, via live webcast in a virtual online meeting format by visiting www.virtualshareholdermeeting.com/BUSE2021. You will need to have your 16-digit control number included on your notice to join the Annual Meeting.
The board has fixed the close of business on March 22, 2021, as the record date for determining the stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting. On the record date, First Busey Corporation had 54,387,379 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.
First Busey Corporation’s Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2020, is available for review at our website at ir.busey.com/sec-filings. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about April 8, 2021.
Directions on how to attend the 2021 Annual Meeting are contained in this proxy statement. If you have any questions, please call our office at (217) 365-4556. The principal executive offices of First Busey Corporation are located at 100 W. University Avenue, Champaign, Illinois 61820.

QUESTIONS AND ANSWERS
The following information regarding the meeting and the voting process is presented in a question and answer format. As used in this proxy statement, the terms “First Busey,” “we,” “our,” “us,” and the “Company” all refer to First Busey Corporation and its subsidiaries. The term “Busey Bank” refers to First Busey’s wholly-owned bank subsidiary, and is referred to herein as the “Bank.”
Why are we holding a virtual meeting instead of a physical meeting?
Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, our board of directors determined that it would be in the best interests of our stockholders for the Company to hold the 2021 Annual Meeting virtually rather than in person. We believe that hosting a virtual meeting will enable more of our stockholders to attend the meeting because it will limit contact with other individuals in light of COVID-19 concerns and it will allow our stockholders to participate from any location around the world with Internet access.
How do I attend the 2021 Annual Meeting?
The 2021 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the 2021 Annual Meeting only if you were a stockholder as of the record date for the 2021 Annual Meeting, March 22, 2021. There is no physical location for the 2021 Annual Meeting. You will be able to attend the 2021 Annual Meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BUSE2021. You will need to have your 16-digit control number included on your notice to join the 2021 Annual Meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual 2021 Annual Meeting. Online check-in will start 15 minutes prior to the start of the meeting, which will begin promptly at 5:30 p.m. central time on May 19, 2021. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for stockholders who experience technical difficulties accessing the virtual 2021 Annual Meeting. A complete list of the stockholders entitled to vote at the 2021 Annual Meeting will be made available for inspection by clicking the designated stockholder list link that will appear on your screen.
How do I ask questions at the 2021 Annual Meeting?
In order to submit a question at the 2021 Annual Meeting, you will need to log into the meeting using your 16-digit control number included on your notice. If you would like to ask a question during the meeting, you can type your question in the “ask a question” text box that will appear on your screen and click “submit”. You will be able to input your question into the queue beginning 15 minutes prior to the start of the meeting. You may also provide questions ahead of the 2021 Annual Meeting by calling Abby A. Hendren, Executive Vice President, at (217) 351-6626, or by sending the question to abby.hendren@busey.com. We encourage you to submit any questions as soon as possible to ensure your question is received.
Why did I receive access to the proxy materials?
We have made the proxy materials available to you via the internet because on March 22, 2021, the record date for the 2021 Annual Meeting, you owned shares of First Busey common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the 2021 Annual Meeting. It also gives you information concerning these matters to assist you in making an informed decision.
When you sign the enclosed proxy card or vote by telephone or internet, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card or vote by telephone or internet in advance of the meeting just in case your plans change.
If you have voted via proxy card and an issue comes up for a vote at the meeting that was not identified on the proxy form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.
Why did I receive a Notice Regarding the Availability of Proxy Materials instead of paper copies of the proxy materials?
We are applying the Securities and Exchange Commission notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 8, 2021, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials which contained instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you receive a Notice Regarding the Availability of Proxy Materials, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or as provided below.
Full copies of the proxy statement and other materials for the 2021 Annual Meeting are available on the internet through our website at ir.busey.com/sec-filings.
What if I lost my Notice Regarding the Availability of Proxy Materials?
If you have lost or misplaced your notice, please contact:
First Busey Corporation
Attn: Mary E. Lakey, Shareholder Relations Specialist
100 W. University Avenue
Champaign, Illinois 61820
Telephone: 217-365-4556
E-mail: Mary.Lakey@busey.com
How can I request and receive a paper or e-mail copy of the proxy materials?
If you want to receive a paper or e-mail copy of the 2020 Annual Report, proxy statement and proxy card, you must request them. There is no charge for requesting a copy of these documents, but you will be required to enter your 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials. Please choose one of the following methods to make your request:
By internet: proxyvote.com
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com
Please make the request on or before May 5, 2021 to facilitate timely delivery.
What matters will be voted on at the meeting?
You are being asked to vote on: (a) the election of 10 directors of First Busey for a term of one year expiring at the 2022 Annual Meeting of Stockholders; (b) a nonbinding, advisory proposal to approve the compensation of our named executive officers (“NEOs”), which is referred to as the “say-on-pay” proposal; (c) the First Busey Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”); and (d) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. These matters are more fully described in this proxy statement.
If I am the record holder of my shares, how do I vote?
Your vote is important. We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 10:59 p.m., central time, on May 18, 2021. You may submit your proxy or vote in one of the following ways:

Submit Your Proxy By Telephone.   You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to proxyvote.com and log in using the 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials. There is a toll-free telephone number listed on the site which may be used to vote your proxy. Alternatively, if you request paper copies of the proxy materials, your proxy card will include the toll-free telephone number that you may use to submit your proxy.
When you submit your proxy by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.
Submit Your Proxy By Internet.   You may also submit your proxy by the internet 24 hours a day. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for internet proxy submission using the 16-digit control number included in the notice. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. You may incur telephone and internet access charges from your internet carrier if you submit your proxy by the internet.
Submit Your Proxy By Mail.   If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees for director named in this proxy statement, “FOR” the say-on-pay proposal, “FOR” the approval of the 2021 ESPP and “FOR” the ratification of the appointment of RSM US LLP.
Vote Online During the 2021 Annual Meeting.   You may also vote online during your attendance at the virtual 2021 Annual Meeting by using your 16-digit control number to vote.
If I hold shares in the name of a broker or other fiduciary, who votes my shares?
If you received this proxy statement from your broker or other fiduciary who may hold your shares, your broker or other fiduciary should provide instructions to direct your fiduciary to vote your shares. Your fiduciary will vote your shares in the manner you direct. If you want to vote in person during attendance at the virtual meeting, log into the meeting at www.virtualshareholdermeeting.com/BUSE2021, using your 16-digit control number included on your notice of internet availability or voting instruction form and following the instructions available on the website.
Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters if they have not received such voting instructions (commonly referred to as a “broker nonvote”). The ratification of the appointment of RSM US LLP is considered a routine matter, so your broker or other fiduciary may vote on this matter even if you do not provide voting instructions. However, the election of directors, the “say-on-pay” proposal and the approval of the 2021 ESPP are each considered a nonroutine matter. Thus, if you do not provide instructions to your broker or other fiduciary as to how to vote the shares beneficially owned by you, your broker or other fiduciary generally will not be permitted to vote the shares beneficially owned by you on any of these matters.
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.
A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions provided by your bank or brokerage firm. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges from your internet provider. Voting your shares in this manner will not affect your right to vote if you decide to attend the virtual meeting. Requesting a legal proxy prior to the voting deadline will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.
What does it mean if I receive more than one Notice Regarding the Availability of Proxy Materials?
You may receive more than one notice if you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. To vote ALL of your shares by proxy, please follow the instructions and vote your proxy for each account.
What if I change my mind after I vote my proxy card?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•
using the internet or telephone methods described above, in which case only your last internet or telephone proxy submitted prior to the deadline will be counted;

•
signing another proxy card with a later date and returning that proxy card to:

First Busey Corporation
Attn: Mary E. Lakey
100 W. University Avenue
Champaign, Illinois 61820
•
sending notice to us at the address and attention above that you are revoking your proxy; or

•
voting online during the 2021 Annual Meeting (attendance at the meeting will not in and of itself constitute the revocation of a proxy).

If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker or fiduciary to revoke your proxy.
How many shares must be present in order for there to be a quorum at the 2021 Annual Meeting?
A majority of the shares that are issued and outstanding and entitled to vote as of the record date must be present at the meeting, either in person by attendance at the virtual meeting or by proxy, in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:
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is present and votes by attendance at the virtual meeting; or

•
has properly submitted a signed proxy card or other form of proxy.

On March 22, 2021, the record date for the 2021 Annual Meeting, there were 54,387,379 shares of common stock issued and outstanding. Therefore, at least 27,193,690 shares need to be present, either in person by attendance at the virtual meeting or by proxy, at the 2021 Annual Meeting.
What happens if a nominee is unable to stand for election?
Although the board has no reason to believe any nominee will be unable to stand for election, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than 10 nominees.
What options do I have in voting on each of the proposals?
In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY TO VOTE FOR” each nominee. For the proposals with respect to say-on-pay, the 2021 ESPP and the ratification of the appointment of RSM US LLP, and for any other proposal properly brought before the meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

How many votes may I cast?
You are entitled to cast one vote for each share of stock you owned on the record date. The proxy card or Notice Regarding the Availability of Proxy Materials indicates the number of shares owned by an account attributable to you.
How many votes are needed for each proposal?
Directors will be elected by a plurality and the 10 individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of First Busey. The holders of a majority of the shares having voting power and present at the annual meeting will be required to approve the say-on-pay proposal, to approve the 2021 ESPP and to ratify the appointment of RSM US LLP and any other matter that arises at the 2021 Annual Meeting. Therefore, abstentions will have the same legal effect as a vote “AGAINST” these matters, while broker nonvotes, if any, will have no effect on these matters. Please note that, because the say-on-pay vote is advisory, the outcome of such votes will not be binding on the board of directors or the Executive Management Compensation and Succession Committee (the “Compensation Committee”).
In January 2017, First Busey adopted a majority voting policy, which requires an incumbent director who fails to receive the affirmative vote of a majority of the votes cast with respect to his or her election in an uncontested election at a meeting of stockholders to submit his or her resignation following certification of the stockholder vote. Such resignation will first be considered by the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) (other than the tendering director, if applicable), who will recommend to the board of directors whether to accept or reject the resignation after considering all factors deemed relevant by the committee, including, without limitation, any stated reasons as to why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the “WITHHOLD AUTHORITY FOR” votes, the director’s tenure and qualifications, the director’s past and expected future contributions to First Busey, and the overall composition of the board, including whether accepting the resignation offer would cause First Busey to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The board of directors (other than the tendering director) will then act to accept or reject the committee’s recommendation no later than 90 days following the date of the stockholders’ meeting after considering the factors considered by the Nominating Committee and such additional information and factors as the board believes to be relevant.
Where do I find the voting results of the meeting?
If available, we will announce voting results at the meeting. The voting results also will be disclosed in a current Report on Form 8-K that we will file within four business days after the meeting.
Who bears the cost of soliciting proxies?
First Busey bears the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Nominating Committee has nominated the 10 nominees named below for election as directors at the 2021 Annual Meeting for a term expiring at the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and are qualified.
It is intended that the proxies received in response to this solicitation will be voted for the election of the 10 persons so nominated, unless otherwise specified. If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.
Set forth below under “Nominees” is certain biographical information concerning each nominee for director, including principal occupation and age. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.
Required Stockholder Vote for Election of Directors
Subject to First Busey’s majority voting policy discussed on page 7, directors are elected by a plurality and the 10 individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of First Busey.
Board Recommendation
The board of directors recommends that you vote “FOR” each of the nominees listed below.
Board of Directors Statistics

Nominees
Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
Samuel P. Banks (66)	2020	Mr. Banks serves as the Executive Director of the Don Moyer Boys & Girls Club in Champaign, Illinois. He has announced his retirement from that position effective June 30, 2021. Prior to joining the Boys and Girls Club in May 2012, he served as President and Chief Executive Officer of Glenwood Academy in the Chicago area and Cunningham Children’s Home in Urbana, Illinois; providing decades of leadership for two of the oldest and most notable community service organizations in Illinois. Currently, Mr. Banks is an active mentor at local elementary schools and serves on the African American Advisory Group for the University of Illinois at Urbana-Champaign Chancellor and the Champaign County Coalition. Prior to joining the Board of First Busey, Mr. Banks served as a director of Busey Bank since 1994. We have determined that Mr. Banks is “independent” under the rules of Nasdaq.
George Barr (66)	2017	Mr. Barr is an attorney at the law firm of George Barr & Associates, and president and owner of The Barr Group, P.C., a real estate management and development company. Mr. Barr served as director and Chairman of the board of First Community Financial Partners, Inc. from 2006 until its merger with First Busey in 2017. We have determined that Mr. Barr is “independent” under the rules of Nasdaq.
Stanley J. Bradshaw (63)	2016	Mr. Bradshaw is the principal of Bradshaw Capital Management, LLC, an asset management and advisory firm serving institutional investors and eleemosynary organizations. Mr. Bradshaw served as Chairman of the board of Pulaski Financial Corp. from 2006 until its merger with First Busey in 2016. Mr. Bradshaw has also been a director of Triad Business Bank based in Greensboro, North Carolina since February 2020. We have determined that Mr. Bradshaw is “independent” under the rules of Nasdaq.
Michael D. Cassens (46)	2019	Mr. Cassens is an Assistant Professor in the Department of Media Arts at the University of Montana, where he has taught Computer Science and Game Development for over 20 years. He has also worked for the past 18 years as an independent software developer for companies such as Microsoft and Intel along with a variety of small to medium-sized businesses. Mr. Cassens served as a director of TheBANK of Edwardsville and The Banc Ed Corp. from 2003 until The Banc Ed Corp.’s merger with First Busey in 2019, serving on numerous committees. We have determined that Mr. Cassens is “independent” under the rules of Nasdaq.
Van A. Dukeman (62)	2007	Mr. Dukeman is Chairman, President and Chief Executive Officer of First Busey, as well as the Chairman of Busey Bank. Mr. Dukeman also serves as a director of FirsTech, Inc. Mr. Dukeman served as the President and Chief Executive Officer of Main Street Trust, Inc. prior to its merger in 2007 with First Busey.
Karen M. Jensen (61)	2019	Ms. Jensen is a registered professional engineer and serves as President and Chief Executive Officer of Farnsworth Group, Inc., a national full-service engineering, architecture and survey firm. Ms. Jensen served as a director of Busey Bank from March 2018 until her appointment to the First Busey board in September 2019 and as a director of South Side Trust & Savings Bank from

Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
		June 2011 until its merger with Busey Bank in March 2018. We have determined that Ms. Jensen is “independent” under the rules of Nasdaq.
Frederic L. Kenney (62)	2018	Mr. Kenney is an attorney and Director of Christy-Foltz, Inc. and Foltz, Inc. Mr. Kenney served as an Associate General Counsel for Archer Daniels Midland (ADM) in Decatur, Illinois from 2001 to December 2018. Until his appointment to the First Busey board in 2018, Mr. Kenney served as a director of Busey Bank or its predecessors since 1995. We have determined that Mr. Kenney is “independent” under the rules of Nasdaq.
Stephen V. King (58)	2013	Mr. King is a founding partner of Prairie Capital, L.P., a private equity firm. Mr. King also serves on the boards of directors of several of Prairie Capital’s portfolio companies and several other privately held companies across a variety of industries. We have determined that Mr. King is “independent” under the rules of Nasdaq.
Gregory B. Lykins (73)	2007	Mr. Lykins is Vice Chairman of First Busey and a director of Busey Bank. Mr. Lykins served as the Chairman of First Busey from 2009 until 2020 and Chairman of Main Street Trust, Inc. prior to its merger in 2007 with First Busey. Mr. Lykins is also co-founder of Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries, and serves on the boards of directors of several of its portfolio companies. Mr. Lykins is also an employee of the Company in a senior advisory role.
Thomas G. Sloan (72)	2010	Mr. Sloan is Chief Executive Officer of Sloan Implement Company, an operator of John Deere dealerships. Mr. Sloan served as a director of Busey Bank from 2007 until his appointment to the First Busey board in 2010. Prior to 2007, he served on the Main Street Trust, Inc. board and audit committee. We have determined that Mr. Sloan is “independent” under the rules of Nasdaq.
All directors will hold office for a term of one year, expiring at the 2022 Annual Meeting of Stockholders, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Finally, except for Mr. Bradshaw (in his capacity as director and Chairman of the Board of Pulaski Financial Corp., which was acquired by First Busey in 2016) and Mr. Barr (in his capacity as director and Chairman of the Board of First Community Financial Partners, Inc., which was acquired by First Busey in 2017), no nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act”) or of any registered investment company within the past five years.
Director Qualifications
We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail below in this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he or she serves on is as follows:
Samuel P. Banks.   We consider Mr. Banks to be a qualified candidate for service on the board, Audit Committee and Enterprise Risk Committee due to his extensive knowledge of the First Busey organization arising from his service as a member of the Busey Bank board since 1994, as well as his thought leadership and financial oversight of various community-based collaborations and strategic partnerships.

George Barr.   We consider Mr. Barr to be a qualified candidate for service on the board, Audit Committee and Nominating Committee due to his extensive legal and business experience. Mr. Barr’s involvement with numerous local commercial, industrial, apartment, residential and entertainment real estate development projects provides him and the board with a detailed knowledge of the real estate markets in the areas of northern Illinois in which the Bank operates and provides loans.
Stanley J. Bradshaw.   We consider Mr. Bradshaw to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his extensive experience with banks as the former Chairman of the Board of Pulaski Financial Corp., as the former Chairman of the Board and CEO of Roosevelt Financial Group and its wholly owned subsidiary, Roosevelt Bank, as the Chairman of the Board of Square 1 Financial Corp. and its wholly owned subsidiary, Square 1 Bank, as a director of Triad Business Bank, and as a private investor who provides the board with important insight into the financial markets and valuation issues, as well as insight into stockholder perspectives.
Michael D. Cassens.   We consider Mr. Cassens to be a qualified candidate for service on the board, Enterprise Risk Committee and Audit Committee due to his extensive business knowledge. Additionally, we anticipate that his computer science knowledge, acquired as a professor and independent developer, positively enhances the diversity of skills presented by the board as a whole. His time on the board at The Banc Ed Corp., over 16 years, provides the board with important insight into the greater St. Louis Missouri-Illinois Metropolitan Statistical Area.
Van A. Dukeman.   We consider Mr. Dukeman to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey’s operations that he has acquired as its Chairman, President and Chief Executive Officer and as the President and Chief Executive Officer of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007.
Karen M. Jensen.   We consider Ms. Jensen to be a qualified candidate for service on the board, Compensation Committee and Enterprise Risk Committee due to her extensive business experience, as well as the knowledge she has gained as a member of the board of directors of South Side Trust & Savings Bank and Busey Bank. We anticipate that Ms. Jensen’s extensive consulting knowledge and the insights that she has acquired in growing Farnsworth Group, Inc., both organically and through acquisitions, will positively enhance the diversity of experience represented by the board.
Frederic L. Kenney.   We consider Mr. Kenney to be a qualified candidate for service on the board, Enterprise Risk Committee and Audit Committee due to his skills and expertise in business law and his intimate knowledge of the First Busey organization due to his long-time service as a member of the Busey Bank board. Mr. Kenney is an attorney and Director of Foltz, Inc., which specializes in real estate ownership and development, and director of Christy-Foltz, Inc., a commercial construction company. Mr. Kenney served as Associate General Counsel for ADM in Decatur, Illinois from 2001 to December 2018.
Stephen V. King.   We consider Mr. King to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his business and financial expertise acquired through his experience as a founding partner and managing member of a private equity firm, as well as due to his experience and knowledge gained as a member of the boards of directors of several of his firm’s portfolio companies, which operate in a variety of industries.
Gregory B. Lykins.   We consider Mr. Lykins to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey’s operations he has acquired as its Vice Chairman and Chairman, and as the Chairman of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007. Most recently, Mr. Lykins co-founded Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries.
Thomas G. Sloan.   We consider Mr. Sloan to be a qualified candidate for service on the board, Audit Committee and Compensation Committee due to his skills and expertise acquired as the Chief Executive Officer of a successful Midwest business headquartered in Assumption, Illinois, as well as his intimate familiarity with First Busey’s operations acquired as a director of Busey Bank and First Busey since 2007 and 2010, respectively, and of Main Street Trust, Inc. prior to its merger with First Busey in 2007.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
General
The Company’s board has established a set of Corporate Governance Guidelines that address board composition, the selection of directors, board meetings and committee meetings and other matters. The Corporate Governance Guidelines are available at our website at busey.com/governance.
Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Busey, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are generally held every two months, special meetings, which are held from time to time, and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers, such as our legal counsel, auditors and other consultants.
A majority of our directors are “independent,” as defined by Nasdaq listing standards, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. Generally, the board undertakes an annual review of director independence. This independence review is further supplemented by an annual questionnaire that each director is required to complete and that contains a number of questions related to, among other things, independence and related-party transactions.
In considering Ms. Jensen’s independence, our board of directors took into consideration her role as President and Chief Executive Officer of Farnsworth Group, Inc., which in 2020 provided engineering and architecture services to the Bank of $10,750. The board of directors ultimately determined that Ms. Jensen is “independent” because the payments made to her company did not and will not interfere with her exercise of independent judgment in carrying out her responsibilities as a director. Because of their current or past positions as executive officers of First Busey, Messrs. Dukeman and Lykins are not considered “independent.”
Our board of directors held six regular meetings, three special meetings, five executive sessions, one board strategic session and two study sessions during 2020. All incumbent directors attended at least 75% of the board meetings and meetings of committees of which they were members. We require all our directors to attend the annual meeting of our stockholders. Last year all of our nominated directors attended the annual meeting, and we expect all of our directors will attend the 2021 Annual Meeting.
The board of directors has established the Compensation Committee, the Audit Committee, the Nominating Committee, and the Enterprise Risk Committee, each of which is made up solely of independent directors.
Any stockholder who wishes to contact the full board may do so: (a) in writing, in care of First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820; or (b) electronically, through the hyperlink available at our website at busey.com/request. Communications to the full board should be directed to Mary E. Lakey, Corporate Secretary, who will forward all appropriate comments and communications to the board, while communications to the independent directors should be directed to Mr. Bradshaw.
Executive Management Compensation and Succession Committee
The Compensation Committee met nine times in 2020. In 2020, the Compensation Committee was comprised of Stephen V. King (Chairman), Stanley J. Bradshaw, David J. Downey (through May 2020), George T. Shapland (through May 2020), Karen M. Jensen (since May 2020) and Thomas G. Sloan (since July 2020). Each member is an “independent” director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code (the “Code”) and a “non-employee” director under Section 16 of the Exchange Act. The composition of the Compensation Committee through the end of 2021 may be adjusted following the election of the board of directors at the 2021 Annual Meeting. The Compensation Committee charter is available at our website at busey.com/governance.

The responsibilities of the Compensation Committee include the approval, and recommendation to the full board in certain circumstances, of the compensation of our Chief Executive Officer and other senior executive officers. The Compensation Committee also reviews and analyzes existing and potential management succession issues.
Audit Committee
The Audit Committee provided an update to the board of directors at the board’s six regular meetings during 2020. The Audit Committee met separately from the full board six times in 2020. In 2020, the Audit Committee was comprised of Frederic L. Kenney (Chairman), George Barr, Michael D. Cassens and Thomas G. Sloan. Each of these committee members is considered “independent” according to Nasdaq listing requirements and Rule 10A-3 under the Exchange Act, as required for audit committee membership. The board of directors has determined that Mr. Kenney qualifies as an “audit committee financial expert” under the regulations of the Securities and Exchange Commission based on his level of education and experience, as described previously in this proxy statement. The composition of the Audit Committee, including the designation of one of its members as an “audit committee financial expert,” may be adjusted through the end of 2021 following the election of the board of directors at the 2021 Annual Meeting.
The responsibilities and functions of the Audit Committee and its activities during 2020 are described in more detail under the heading “Report of the Audit Committee” in this proxy statement. The Audit Committee charter is available at our website at busey.com/governance.
The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee reviews and approves all related-party transactions, except for those lending relationships and transactions that are approved under the Bank’s policies. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our auditors, RSM US LLP, to First Busey or any of our affiliates. Additionally, the Audit Committee also pre-approves other services provided by third parties related to compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and tax and accounting matters. The pre-approval procedures also allow Mr. Kenney, the Audit Committee’s Chairman, to individually pre-approve services in the event that a meeting cannot be held prior to the necessary action.
Nominating and Corporate Governance Committee
The Nominating Committee met five times in 2020. In 2020, the Nominating Committee was comprised of Stanley J. Bradshaw (Chairman), Stephen V. King, Thomas G. Sloan (through July 2020), George T. Shapland (through May 2020), and George Barr (since July 2020). Each member is considered “independent” according to Nasdaq listing requirements. The composition of the Nominating Committee through the end of 2021 may be adjusted following the election of the board of directors at the 2021 Annual Meeting.
Responsibilities of the Nominating Committee include the nomination of individuals as members of the board, the review of qualifications of directors to stand for re-election and the implementation and maintenance of our corporate governance procedures. The Nominating Committee charter is available at our website at busey.com/governance.
The Nominating Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. The committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, gender, race, ethnicity and other demographics that may contribute to the board. First Busey currently has one female director and two directors who identify as diverse with respect to their race or ethnicity. The Nominating Committee also believes that directors should possess the highest personal and professional ethics.
First Busey’s Corporate Governance Guidelines have established the following minimum criteria, which it considers necessary for service on the board:
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possession of the highest personal and professional ethics, integrity and values;

•
effective leadership and sound judgment in the nominee’s professional life;

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exemplary management and communication skills;

•
active leadership in the nominee’s profession, business or organization;

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knowledge of business, economic and community issues;

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a lack of conflicts of interest that would prevent the nominee from serving on the board; and

•
for non-employee nominees, independence from management to the extent required in order for a majority of the board to be made up of directors who meet the definition of an “independent director” as set forth by Nasdaq.

The Nominating Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.
The Nominating Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendation. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2021.
Enterprise Risk Committee
The Enterprise Risk Committee met five times in 2020. In 2020, the Enterprise Risk Committee was comprised of Michael D. Cassens (Chairman), Frederic L. Kenney, George Barr (through July 2020), David J. Downey (through May 2020), and Karen M. Jensen (since July 2020), each of whom is an “independent” director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act and a “non-employee” director under Section 16 of the Exchange Act. George Barr served as Chairman of the Enterprise Risk Committee through July 2020 and Michael D. Cassens has served as Chairman of such Committee since July 2020. The composition of the Enterprise Risk Committee through the end of 2021 may be adjusted following the election of the board of directors at the 2021 Annual Meeting. The Enterprise Risk Committee charter is available at our website at busey.com/governance.
The responsibilities of the Enterprise Risk Committee include oversight of the Company’s risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company’s risks.
Director Nominations and Qualifications
In order for a stockholder nominee to be considered by the Nominating Committee to be its nominee at the 2022 Annual Meeting, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, no earlier than the close of business on February 18, 2022 and no later than the close of business on March 21, 2022. The stockholder’s notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee may request additional information in order to make a determination as to whether to nominate the person for director.

The Nominating Committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above. Once elected, each director is subject to First Busey’s director stock ownership policy, which requires each director to own stock in First Busey in an amount equal to five times his or her annual cash retainer, which is currently $40,000.
For the 2021 Annual Meeting, upon the recommendation of the Nominating Committee, the board of directors nominated for election to the board ten incumbent directors. First Busey did not receive any stockholder nominations pursuant to the Company’s bylaws for directorships for the 2021 Annual Meeting.
Other Stockholder Proposals
If a stockholder intends to present a proposal at First Busey’s 2022 Annual Meeting, our Corporate Secretary must receive notice of such matter no earlier than the close of business on February 18, 2022 and no later than the close of business on March 21, 2022 to be considered timely. The notice must otherwise comply with our bylaws.
Board Leadership Structure
Our board does not have a formal policy requiring the separation of the roles of Chairman of the board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the board, with the advice and assistance of the Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.
The positions of Chairman of the board and Chief Executive Officer are currently held by Mr. Dukeman. We believe this board leadership structure is the most appropriate at this time because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the board as a whole. Over his 34-year career at First Busey and Main Street Trust, Inc. prior to its merger with First Busey, Mr. Dukeman has developed extensive knowledge of, and deep experience in, First Busey and the banking industry. Moreover, the board believes that having Mr. Dukeman serve in both capacities is in the best interests of the Company and its stockholders because it enhances communication between the board and management and allows Mr. Dukeman to more effectively execute the Company’s strategic initiatives and business plans and to confront its challenges.
Because the Chairman of the board is not an independent director, our board of directors has a separate lead independent director. The position of lead independent director is currently filled by Mr. Bradshaw. The Nominating Committee reviews this appointment annually with the full board ratifying the committee’s selection. The lead independent director assists the board in assuring effective corporate governance. The duties and responsibilities of the lead independent director are as follows:
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act as a liaison on behalf of the independent directors with the Chairman of the board;

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preside at all meetings of the independent directors;

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consult with the Chairman of the board on the agendas and the schedules for meetings of the board;

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determine, in conjunction with the board, the need for, and have the ability to call and preside at, meetings of the independent directors; and

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perform such other duties and responsibilities as may be assigned to the lead independent director by the board.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of risks First Busey faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. We also have a Chief Risk Officer, who is responsible for the coordination and oversight of the organization’s risk management processes. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Enterprise Risk Committee oversees the Company’s risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company’s risks. Further, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks and receives regular reports from the management team’s senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, the Chair of the Credit Committees and loan review staff are separately responsible for overseeing our credit risk.
We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing First Busey. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.
Code of Ethics
We have a code of ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The text of this code of ethics may be found on our website at busey.com/governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.
First Busey’s Commitment to Corporate and Social Responsibility
Built on a tradition of outstanding service through close relationships and broad financial capabilities across all constituencies we serve, First Busey understands the importance of playing a role in bettering the vibrant communities we serve. Featuring that purposeful action and civic responsibility, First Busey is pleased to publish its first-ever Corporate Social Responsibility Report (the “CSR Report”).
Addressing topics such as ethics and governance, diversity and inclusion, social responsibility and environmental sustainability, the CSR Report examines First Busey’s commitment to the associates, customers and communities we serve. Highlights of the CSR Report include:
Commitment to Associates
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First Busey is committed to attracting and retaining talent across a variety of backgrounds and experiences. To accomplish this, First Busey engages in an array of local recruiting efforts to reach an expanded talent pool and requires Diversity, Inclusion and Belonging training for all associates, regardless of their position with the Company.

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Building from associate feedback through annual engagement surveys, First Busey continues to invest in robust training and development programs, physical and mental wellness initiatives and meaningful recognition programs.

Commitment to Customers
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First Busey recently published the 2019-2020 State of the Customer Report, describing how insight from nearly 18,000 customers continues to shape our servicing model and business solutions. To learn more about customer engagement efforts, please visit busey.com/customerreport.

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In response to the global pandemic, First Busey secured more than 4,500 loans to businesses through the Paycheck Protection Program (PPP), supporting tens of thousands of local jobs.

Commitment to Communities
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First Busey associates have given their time and resources to hundreds of community organizations — supporting the critical needs of each community through scholarships, youth programs, court advocacy, food security, shelter and more.

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Through our Community Banking Program, First Busey is committed to the fair treatment of all its customers and maintains high standards of corporate responsibility by providing consistent, objective and unbiased treatment to all.

Commitment to Sustainability
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First Busey utilizes a triple bottom line approach to environmental sustainability and stewardship — the convergence of economic, social and environmental factors. Utilizing sustainable practices reduces the operating costs for First Busey, improving profitability and allowing for investment in more ecological practices.

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First Busey has been involved with the Illinois Green Business Association since 2008, participating in events related to sustainability and presenting on the practices First Busey has put into place, such as retrofit financing, renewable energy, smart grid technology and alternative energy.

First Busey’s introductory report is particularly meaningful amidst the unprecedented fallout from the COVID-19 pandemic. As we continue to navigate the societal and economic impacts of the pandemic, we are most grateful to serve the unique and diverse financial needs of our communities.
To view the full CSR Report, visit busey.com/CSR.
DIRECTOR COMPENSATION
In general, director compensation for non-employee directors who served on the board during 2020 included a cash retainer and share-based compensation in the form of deferred stock units (“DSUs”). DSUs are subject to the same terms as restricted stock units (“RSUs”), except that, following vesting, settlement is deferred and occurs within 30 days following the earlier of separation from the board or a change in control of First Busey.
The Compensation Committee utilized an external consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review director compensation in 2020. Based on Pearl Meyer’s 2020 report, effective July 2020, the annual cash retainer for non-employee directors was increased from $38,000 to $40,000, an annual retainer of $10,000 was instituted for the lead independent director, the annual retainer for the Chair of the Audit Committee increased from $10,000 to $12,500 and the annual retainer for the Chairs of the Compensation Committee and the Enterprise Risk Committee increased from $7,500 to $10,000. Consistent with past practice, the Chair of the Nominating Committee receives $10,000 annually. Any director serving on the Director’s Loan Committee receives $6,000 annually. In addition, non-chairman directors each receive an annual cash retainer of $5,000 for each committee he or she serves on.
Total fees for service on the board and board committees are reflected in the table below, including fees for service on the Busey Bank board in the case of Mr. Banks. Each of the non-employee directors also received 3,203 DSUs, except that Mr. Banks received 874 DSUs for service on the Busey Bank board. All of such DSUs vest on the first anniversary of the grant date.
Mr. Lykins, who is Vice Chairman of the board, entered into a letter of understanding with First Busey effective July 1, 2020 that treats him as a non-officer, at-will employee of First Busey such that he does not receive director fees. Under this letter, Mr. Lykins is entitled to an annual salary and participation in First Busey’s general benefits programs. The Committee recognizes that the services Mr. Lykins performs on behalf of First Busey and its subsidiaries are much broader than the typical responsibilities of a Vice Chairman of the board.
Name(1)	Fees Earned and Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Samuel P. Banks(4)	$15,800	$15,007		$30,807
George Barr	$50,375	$54,996	—	$105,371
Stanley J. Bradshaw	$56,000	$54,996	—	$110,996
Michael D. Cassens	$49,750	$54,996	—	$104,746
David J. Downey(5)	$36,000	—	—	$36,000
Karen M. Jensen	$41,000	$54,996		$95,996
Frederic L. Kenney	$62,825	$54,996	—	$117,821
Stephen V. King	$51,625	$54,996	—	$106,621
Gregory B. Lykins	—	$224,996	$240,468(6)	$465,464
George T. Shapland(7)	$36,000	—	—	$36,000
Thomas G. Sloan	$48,500	$54,996	—	$103,496

(1)
As our President and Chief Executive Officer, Mr. Dukeman receives no additional compensation for service on the board of directors. His compensation is included in the “Compensation of Named Executive Officers” section of this proxy statement.

(2)
The amounts set forth in the “Stock Awards” column reflect the grant date fair value of DSUs or RSUs granted during 2020 valued in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2020. Pursuant to a letter of understanding between First Busey and Mr. Lykins, he was eligible for equity awards in the sole discretion of the Compensation Committee until July 31, 2020. Commencing in 2021, he will receive DSU grants in the same manner as our non-employee directors for their service on the board. During 2020, Mr. Lykins was granted 13,104 RSUs, which vest on the fifth anniversary of the July 7, 2020 grant date.

(3)
The aggregate number of DSUs or RSUs not vested at December 31, 2020 for each director was as follows:
Samuel P. Banks – 874 DSUs.
George Barr – 3,203 DSUs.
Stanley J. Bradshaw – 3,203 DSUs.
Michael D. Cassens – 3,203 DSUs.
David J. Downey – 0 DSUs.
Karen M. Jensen – 3,203 DSUs.
Frederic L. Kenney – 3,203 DSUs.
Stephen V. King – 3,203 DSUs.
Gregory B. Lykins – 40,097 RSUs.
George T. Shapland – 0 DSUs.
Thomas G. Sloan – 3,203 DSUs.

(4)
Samuel P. Banks was appointed to the board effective September 23, 2020.

(5)
David J. Downey retired from the board at the conclusion of our 2020 Annual Meeting.

(6)
Pursuant to a letter of understanding between First Busey and Mr. Lykins, he receives an annual salary, which was decreased to $100,000 effective July 22, 2020 and $75,000 effective July 1, 2021. Mr. Lykins’ total salary payments in 2020 were $187,692. He is not eligible to receive fees for service on the board or board committees. In addition, Mr. Lykins received the following benefits in connection with his employment: $34,369 in group life and disability insurance premiums, $9,765 in a matching contribution to his 401(k) Plan account, $8,486 in employer profit sharing contributions under the 401(k) Plan and $156 in other benefits.

(7)
George T. Shapland retired from the board at the conclusion of our 2020 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter adopted by the board, the Audit Committee is responsible for: (a) the oversight of the quality and integrity of our accounting, auditing and financial reporting practices; (b) the oversight of our internal and external auditors; (c) the resolution of disagreements between management and the auditors regarding financial reporting; and (d) the determination of the independence of the external auditors. During 2020, the Audit Committee met six times, separate of the full board. At one of its meetings, which included management and the independent auditors, the committee approved our audited financial statements for the year ended December 31, 2020, which were filed with the Securities and Exchange Commission in February 2021.
In discharging its oversight responsibility as to the audit process for the fiscal year ended December 31, 2020, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and First Busey that might bear on the auditor’s independence as required by the Public Company Accounting Oversight Board (“PCAOB”), discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management, the internal auditors and the independent auditor the quality and adequacy of First Busey’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.
The Audit Committee discussed and reviewed with the independent auditor all communications required to be discussed in accordance with the applicable requirements of the PCAOB and the Securities and Exchange Commission, and has received the written disclosures and the letter from our accounting firm required by applicable requirements of the PCAOB regarding our accounting firm’s communication with the Audit Committee concerning independence. Based on the review and discussions with management and our accounting firm, the Audit Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Audit Committee:
Frederic L. Kenney (Chairman and Financial Expert)
George Barr
Michael D. Cassens
Thomas G. Sloan

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 22, 2021, by all directors and director nominees, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each NEO and by all directors and executive officers as a group.
The number of shares beneficially owned by each director, director nominee, 5% stockholder or NEO is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole and/or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 22, 2021, through the exercise of any option or other right.
Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest.
In 2014, our board of directors adopted a policy which generally prohibits our directors and officers from hedging their economic interests in our securities or, without the prior approval of the Nominating Committee, pledging shares of our common stock as security for lending relationships. Exempt from this policy, however, are shares which were already pledged as security at the time of the policy’s adoption. Shares pledged pursuant to this policy are noted in the footnotes to the table below.
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Outstanding Shares
Board of Directors:
Samuel P. Banks(1)	15,052	*
George Barr(2)	255,863	*
Stanley J. Bradshaw(3)	315,240	*
Michael D. Cassens(4)	188,207	*
Van A. Dukeman(5)	339,058	*
Karen M. Jensen(6)	33,424	*
Frederic L. Kenney(7)	174,092	*
Stephen V. King(8)	167,053	*
Gregory B. Lykins(9)	1,818,354	3.3%
Thomas G. Sloan(10)	244,009	*
Other Named Executive Officers:
Robin N. Elliott(11)	154,443	*
Jeffrey D. Jones(12).	40,149	*
Amy L. Randolph(13)	66,578	*
John J. Powers(14)	95,882	*
All Directors and Current Executive Officers as a Group (15 Persons)	3,925,369	7.2%
Other Beneficial Owners of More than 5% of Our Common Stock:
BlackRock, Inc.(15)	3,875,426	7.1%
55 East 52nd Street
New York, NY 10055

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Outstanding Shares
Dimensional Fund Advisors, L.P..(16)	2,736,111	5.0%
6300 Bee Cave Road, Building One
Austin, TX 78746

*
Less than one percent.

(1)
Includes 4,516 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(2)
Includes 99,302 shares owned by Mr. Barr’s spouse and 14,727 shares owned by The Barr Group Profit Sharing Plan for the benefit of Mr. Barr. Also includes 87,000 shares pledged as security pursuant to certain lending arrangements. Also includes 8,392 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(3)
Includes 9,840 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(4)
Includes 5,329 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(5)
Includes 2,201 shares owned by Mr. Dukeman’s spouse. Also includes 68,097 shares pledged as security pursuant to certain lending arrangements. Also includes 146,861 restricted stock units.

(6)
Includes 4,474 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(7)
Includes 15,090 shares owned by Mr. Kenney’s spouse. Also includes 145,271 shares owned by Mr. Kenney’s immediate family over which Mr. Kenney has voting power. Also includes 9,437 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(8)
Includes 13,242 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(9)
Includes 448,722 shares held in the August C.F. Meyer Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power and 1,094,935 shares held in the Elisabeth M. Kimmel Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 2,744 shares owned by Mr. Lykins’ spouse and 188,332 shares pledged as security pursuant to certain lending arrangements. Also includes 51,159 restricted stock units.

(10)
Includes 548 shares owned by Mr. Sloan’s spouse. Also includes 15,245 shares issuable at the termination of the director’s service pursuant to vested DSUs.

(11)
Includes 82,290 restricted stock units.

(12)
Includes 600 shares owned by Mr. Jones’ spouse and 36,823 restricted stock units.

(13)
Includes 57,679 restricted stock units.

(14)
Includes 51,934 restricted stock units.

(15)
Shares as reported on a Schedule 13G/A filed on January 29, 2021.

(16)
Shares as reported on a Schedule 13G filed on February 12, 2021.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. We believe that our executive officers, directors and 10% stockholders timely filed reports required to be filed under Section 16(a), except for one late filing on Form 4 filed by Karen M. Jensen relating to shares acquired in connection with a dividend reinvestment program that had not been previously reported, and one late filing on Form 4 filed by George Barr relating to shares issued in connection with the July 2017 acquisition of First Community Financial Partners, Inc. In making the foregoing statements, we have relied solely upon the written representations of our directors, executive officers and 10% stockholders and reports filed with the Securities and Exchange Commission.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) describes our compensation philosophy and policies for 2020 as applicable to our NEOs, as defined under Securities and Exchange Commission rules, who are listed below. This CD&A explains the structure and rationale associated with each material element of the total compensation of our NEOs, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this CD&A.
Name	Position (as of the end of fiscal 2020)
Van A. Dukeman	Chairman, President & Chief Executive Officer (“CEO”)
Robin N. Elliott	President & CEO, Busey Bank
Jeffrey D. Jones	Executive Vice President, Chief Financial Officer
Amy L. Randolph	Chief of Staff and Executive Vice President of Pillar Relations
John J. Powers	Executive Vice President and General Counsel
2020 Business Highlights
Our priorities continue to focus around balance sheet strength, profitability and growth, in that order. First Busey continues to navigate the economic environment caused by COVID-19 effectively and prudently. First Busey entered this crisis from a position of strength and remains resolute in its focus on serving our customers, communities and associates while protecting our balance sheet. To further enhance our strong capital and liquidity positions, during the second quarter of 2020 First Busey completed a successful public offering of $125.0 million 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030. This issuance enhanced our strong liquidity position and qualifies as Tier 2 capital for regulatory purposes.
Net income for the full year 2020 was $100.3 million, or $1.83 per diluted common share. During 2020, First Busey incurred $10.7 million in pre-tax non-recurring expenses relating to acquisitions and other restructuring costs. First Busey’s management team remained disciplined in its focus on capital, credit and efficiency.
•
Capital Management Strategies — The Company’s strong capital levels, coupled with its earnings, have allowed us to provide a steady return to stockholders through dividends. First Busey increased its dividend to $0.23 on January 29, 2021 to stockholders of record as of January 22, 2021 — representing nearly a 5% increase from the previous quarterly dividend of $0.22 per common share and continuing an uninterrupted history of paying dividends to common stockholders since the bank holding company was organized in 1980. As of December 31, 2020, the Company remained well-capitalized, exceeding regulatory standards with a Tier 1 Capital ratio of 13.44%. Our tangible book value per common share was $16.66 at December 31, 2020, compared to $15.46 at December 31, 2019.

•
Credit Quality — Our commitment to credit quality remains strong and the Company continues to see sound and stable credit metrics. Our nonperforming loans were $24.3 million and $29.5 million at

December 31, 2020 and 2019, respectively. Non-performing loans as a percentage of total portfolio loans were 0.36% and 0.44% at December 31, 2020 and 2019, respectively.
•
Efficiency Initiatives(1) — The efficiency ratio for the year ended December 31, 2020 was 55.68% compared to 61.29% for the year ended December 31, 2019. Expenses have been influenced by acquisition expenses and other restructuring costs and the adjusted efficiency ratio was 53.02% and 56.35% for the years ending December 31, 2020 and December 31, 2019, respectively. The Company remains focused on expense discipline.

On January 19, 2021, the Company and Cummins-American Corp. (“CAC”), the holding company for Glenview State Bank (“GSB”), jointly announced the signing of a definitive agreement pursuant to which the Company will acquire CAC and GSB through a merger transaction. The partnership will enhance the Company’s existing deposit, commercial banking and wealth management presence in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area. It is anticipated GSB will be merged with and into Busey Bank at a date following the completion of the merger. At the time of the bank merger, GSB banking centers will become banking centers of Busey Bank.
As we reflect back on 2020 and look ahead to 2021, the Company remains steadfast in our commitment to the customers and communities we serve. With our strong capital position, an attractive core funding base, a sound credit foundation, and an active growth plan, we are poised for growth in 2021 and beyond.
2020 Compensation Highlights
•
No salary increases:   Base salaries for each of our NEOs were not changed.

•
Greater emphasis on pay for performance and relative performance:   Target annual cash incentives were increased for our Chief Executive Officer to 125% and for other NEOs to 100% of their respective base salaries. In addition, as more fully described below, annual incentive performance measures and weightings were revised from the 2019 formulation to provide greater emphasis on relative performance against the Company’s new peer group.

•
Introduction of performance contingent equity:   For the first time, as more fully described below, a portion of the long-term incentive awards granted to NEOs in 2020 consisted of performance-based RSUs (“PSUs”). For 2020, PSUs comprised 10% of each NEO’s equity award.

•
Continuation of historic grant approach:   Equity grants for 2020 were determined mid-year, consistent with prior practice. Beginning in 2021, the Compensation Committee will make the awards in the first quarter of the year after final financial results are available for the prior fiscal year in order to better align all compensation decisions.

2021 Compensation Highlights
•
Base Salaries:   The Compensation Committee approved base salary increases for each of our NEOs effective March 14, 2021 after considering input from Pearl Meyer and First Busey’s senior management, except with respect to the CEO, whose salary was determined solely in the Compensation Committee’s discretion after considering input from Pearl Meyer.

•
Increased emphasis on PSU awards:   The Compensation Committee increased the portion of equity awards granted as PSUs for the 2021 grants from 10% to 25% and extended the grant of PSUs from only NEOs to all of senior management.

Components of Total Compensation
The Compensation Committee believes executive compensation packages provided by First Busey to its executives, including our NEOs, should include both cash and equity compensation that reward performance as measured against established corporate and personal goals. By dividing compensation

(1)
For a reconciliation of efficiency ratio and adjusted efficiency ratio, non-GAAP financial measures, see Non-GAAP Financial Information in the Company’s December 31, 2020 Annual Report on Form 10-K.

between cash and equity, the committee intends to incentivize executives by rewarding them for performance that results in both short-term and long-term improvements in stockholder value. Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by our compensation peers, appropriately performance-based, and valued by First Busey’s executives.
Compensation Element	Form	Purpose
Salary	Cash	Provide market levels of pay based on responsibilities, experience, and historic performance. Reviewed annually.
Annual Cash Incentives	Cash	Performance-based pay focused on key priorities including asset quality, capital strength, profitability, and customer satisfaction; payouts determined by corporate and individual performance.
Equity Awards	RSUs PSUs
RSUs link the interests of our executives to stockholders, by focusing on the long-term value of First Busey’s stock.
PSUs are RSU awards which will vest only to the extent specific financial or other goals that are considered important to First Busey’s overall success are achieved.

Benefits & Perquisites		Participation in all-employee plans helps meet each executive’s health, welfare and retirement needs. Limited perquisites and other benefits.
2020 Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2020:
What We Do
✓	Heavy emphasis on variable (“at-risk”) compensation
✓	Annual incentives based on objective measures
✓	Clawback policy
✓	Stock ownership guidelines
✓	Independent compensation consultant
✓	Annual risk assessments
✓	Equity awards with performance objectives
What We Don’t Do
×	No significant perquisites
×	No cash dividends on unvested shares
×	No option backdating or repricing
×	No hedging of shares
×	No guaranteed annual bonuses for NEOs
Prior Year’s Say-on-Pay Vote
At First Busey’s 2020 Annual Meeting, the nonbinding, advisory proposal to approve the compensation of certain executive officers received the approval of approximately 80% of the shares having voting power and present at the meeting. First Busey, the board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote and believe that the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our NEOs. First Busey considered the positive result of the 2020 advisory vote on executive compensation, but not for specific 2020 or 2021 compensation decisions.
Compensation Philosophy and Objectives
We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. We believe that the most effective compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by First Busey and that aligns executives’ interests with those of our stockholders by rewarding performance consistent with established goals, with the ultimate objective of improving stockholder value.
The Compensation Committee has worked with our management to design compensation programs for all employees that encourage high performance, promote accountability and ensure that employee interests are aligned with the interests of our stockholders. Additionally, the committee evaluates both performance and compensation to ensure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our compensation peers and that we maintain our ability to attract and retain superior employees in key positions in the markets we serve. The primary objectives of our executive compensation policies are:
•
to provide market-based compensation that attracts, retains, and motivates highly-qualified executives;

•
to reward executives based upon our financial performance at levels competitive with compensation peers;

•
to provide incentives for executive officers to work toward targeted successful annual results and strategic objectives;

•
to create opportunities and incentives for our executive officers to be long-term stockholders;

•
to align executive compensation with increases in stockholder value, as measured by favorable long-term results and continued strengthening of First Busey’s financial condition;

•
to provide flexibility to recognize, differentiate and reward individual performance; and

•
to identify and prudently manage risks associated with our compensation programs.

Pay Mix.   The main elements of our compensation program are base salary, short-term incentives in the form of annual cash incentives, and long-term equity incentive awards, all of which we refer to as total direct compensation. In setting the appropriate level of target total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that is competitive and will attract and motivate top talent, while keeping the overall compensation levels aligned with stockholder interests and job responsibilities. As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is variable (“at-risk”). The graphs depict the mix of total target direct compensation (salary, target annual incentives, and RSUs/PSUs at grant date fair value) set for our CEO and NEOs for 2020.
Compensation Process
The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs, including reviewing and approving compensation levels, evaluating the performance of our NEOs and considering senior management succession issues.
Each year, the Chief Executive Officer presents to the Compensation Committee the performance results for the previous year for it to consider in determining the appropriate aggregate and individual compensation levels for the current year. In conducting its review, the Compensation Committee considers quantitative performance results, achievement of individual qualitative goals, the overall need of the organization to attract, retain and motivate the executive team, the total cost of compensation programs, and market practices. The Compensation Committee also reviews comprehensive summaries that detail the executives’ total target and actual compensation for the year. The use of comprehensive summaries allows the Compensation Committee to have a complete understanding of the executives’ compensation and is valuable in the assessment of past and current compensation and how it relates to each executive’s duties and responsibilities. Generally, annual cash incentive awards are reviewed in the early months of each year after final financial results are available for the prior fiscal year. Additionally, the target metrics for the current year’s annual cash incentive awards are set and approved in conjunction with the budgeting process in the same time frame.
Base salary adjustments and equity awards have typically been made in the middle of each year, but the Compensation Committee decided in 2020 to make those adjustments and awards in the first quarter of the year, beginning in 2021, to better align all compensation decisions in connection with the committee’s review of final financial results for the prior fiscal year. Any changes to the base salaries are normally effective on the payroll immediately following approval. Changes made to our NEO salary levels are shown below on page 31.
Approval of grants of equity awards for any newly-hired or promoted executives during the course of the year occurs at the Compensation Committee meeting following the hiring or promotion. We granted RSUs and PSUs to our NEOs during July 2020. Because the Compensation Committee has decided to make all significant compensation decisions at the beginning of the year after final financial results are available for the prior fiscal year, RSUs and PSUs were granted to our NEOs during March 2021.
Role of Compensation Consultants.   The Compensation Committee periodically engages outside independent consultants to assist it in fulfilling its responsibilities and duties. During 2020, the Compensation Committee utilized Pearl Meyer to help review and adjust the peer group, First Busey’s executive and director compensation practices, market trends, the equity plans of the Company, and other ad hoc support.

Prior to retaining Pearl Meyer, the Compensation Committee reviewed Pearl Meyer’s independence in accordance with the committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest that would impair its independence.
Role of Executive Officers in Compensation Decisions.   The Compensation Committee is responsible for all compensation decisions affecting our NEOs. Our Chief Executive Officer annually reviews with the Compensation Committee the performance of each other NEO. This review is generally based on each executive’s individual performance and contribution toward our performance during the year. Based on these reviews, the Chief Executive Officer recommends adjustments to base salaries, annual cash incentives and equity award amounts. The Compensation Committee takes the CEO’s reviews and recommendations under advisement and may exercise discretion to modify any recommended adjustments or awards to executives. The Chief Executive Officer does not participate in or make recommendations with respect to his own compensation and is not present during such discussions or determinations. In addition, the Compensation Committee independently reviews the performance of the Chief Executive Officer. As with the reviews of all other NEOs, this review is based on the Chief Executive Officer’s individual performance and contribution toward our performance during the year. Based on the review, the Compensation Committee determines, in its sole discretion, whether to make adjustments to the base salary, annual cash incentive and equity award amount for the Chief Executive Officer. The decisions of the Compensation Committee for equity grants are then recommended to the full board for ratification.
Peer Comparison.   When establishing compensation in May 2020, the Compensation Committee reviewed the Company’s compensation peer group with the assistance of Pearl Meyer. Based upon that review and given the Company’s growth in recent years, the Compensation Committee decided to modify the compensation peer group. The new peer group includes the following 22 similar publicly-traded financial companies with similar asset sizes that provide banking and related services in market areas comparable to those of First Busey:
Ameris Bancorp (ABCB)	First Midwest Bancorp, Inc. (FMBI)	Renasant Corporation (RNST)
BancFirst Corporation (BANF)	Glacier Bancorp, Inc. (GBCI)	S&T Bancorp, Inc. (STBA)
Boston Private Financial Holdings, Inc. (BPFH)	Great Western Bancorp, Inc. (GWB)	ServisFirst Bancshares, Inc. (SFBS)
Customers Bancorp, Inc. (CUBI)	Heartland Financial USA, Inc. (HTLF)	Simmons First National Corporation (SFNC)
Enterprise Financial Services Corp (EFSC)	Home BancShares, Inc. (HOMB)	TriState Capital Holdings, Inc. (TSC)
First Financial Bancorp (FFBC)	Old National Bancorp (ONB)	Trustmark Corporation (TRMK)
First Interstate BancSystem, Inc. (FIBK)	Park National Corporation (PRK)	WesBanco, Inc. (WSBC)
First Merchants Corporation (FRME)
The Compensation Committee does not utilize any stated weighting of external market data with which to benchmark compensation levels of NEOs. Instead, the Compensation Committee evaluates the market data prepared by Pearl Meyer, along with the other factors listed in this discussion, to determine the appropriate compensation levels of each of our NEOs.
Equity Incentive Compensation.   The Compensation Committee believes that equity compensation is an important and effective way of creating a long-term link between the compensation provided to officers and other key management personnel with gains to be realized by stockholders. Our equity compensation programs are also designed with various factors in mind, including supporting pay-for-performance, fostering employee stock ownership and focusing the management team on increasing value for our stockholders. In addition, the committee believes that equity compensation provides balance to the total direct compensation structure: the annual cash incentive program focuses on the achievement of year-to-year goals, while equity compensation creates incentives for increases in stockholder value over a longer term.

Traditionally, we have granted RSUs to our NEOs under our equity incentive plans. Beginning in 2020, the Compensation Committee decided that a portion of the equity compensation for NEOs should be in the form of PSUs. During 2020, First Busey adopted the First Busey Corporation 2020 Equity Incentive Plan (the “2020 Plan”), which was approved at the annual stockholders meeting on May 20, 2020. The 2020 Plan is designed to encourage ownership of our common stock by our employees and directors, to provide additional incentive for them to promote the success of our business, and to attract and retain talented personnel. All of our employees and directors and those of our subsidiaries are eligible to receive awards under the 2020 Plan.
The 2020 Plan is administered by the Compensation Committee. Equity award determinations are made at its discretion and are generally presented to the full board for ratification. When making award decisions, the committee considers the factors described above, which is intended to support pay-for-performance and reward increases in stockholder value, as well as the nature of the services rendered or to be rendered by the employee and the employee’s present and potential contributions to the success of First Busey.
2020 Compensation Determinations
Base Salaries.   Following its consideration of the recommendation of First Busey’s senior management and Pearl Meyer’s comprehensive peer group compensation analysis, the Compensation Committee determined that no changes were to be made to salaries for the year.
Base salaries in 2020 for each NEO are set forth below:
Executive Officer	2019 Salary	2020 Salary	% Change
Van A. Dukeman	$675,000	$675,000	0%
Robin N. Elliott	$450,000	$450,000	0%
Jeffrey D. Jones	$400,000	$400,000	0%
Amy L. Randolph	$375,000	$375,000	0%
John J. Powers	$350,000	$350,000	0%
2020 Annual Cash Incentive Plan.   To better support First Busey’s pay-for-performance philosophy and align individual payouts with corporate objectives, the Compensation Committee approved a new formulation for the annual cash incentive plan. In 2020, the annual cash incentive plan provided that our Chief Executive Officer could receive up to 125% of his salary at target performance and all other NEOs could receive up to 100% of their salaries at target performance. The plan also provided for a maximum incentive opportunity of 150% of salary for the CEO and 125% of salary for the other NEOs for achievement of superior performance, and no incentive opportunity for below threshold performance.
Balance sheet strength, profitability, and growth, is a mantra that guides our performance culture, and these considerations were central to the performance measures selected by the Compensation Committee. For 2020, the specific performance measures in the annual cash incentive plan for our CEO and NEOs, and the percentage of their incentive opportunities attributable to each measure, are set forth in the table below. The Compensation Committee chose these performance measures because it believed these metrics were the best measures for evaluating the respective contributions of the CEO and NEOs to the overall business success of First Busey during 2020 from an operational and stockholder value perspective. In addition, the Compensation Committee believed that it was important, given the uncertainty surrounding the business environment due to COVID-19, for the relative performance of First Busey in comparison to its peer group to be the principal factor in each NEO’s incentive opportunity and actual award. Under the reformulated plan, each performance measure received a weighting between 3.3% and 35%, and the applicable weighting determined the potential payout for the performance ranges established for each measure. The plan further provided the Compensation Committee with the discretion to adjust the financial performance objectives or actual awards, if appropriate, to account for extraordinary events, individual performance, and for consistency with awards to be made to other executives.

Measure	Type	Threshold Goal	Below Target	Slightly Below Target	Target Goal	Above Target	Maximum Goal	Goal Weighting
PTPP Return on Average Assets(1)	Relative Percent Rank	≤25%	>25% – 35%	>35% – <45%	45% – 55%	>55% – <75%	≥75%	35%
Asset Quality Ratio(2)	Relative Percent Rank	≤25%	>25% – 35%	>35% – <45%	45% – 55%	>55% – <75%	≥75%	25%
Non-Bank Pre- Tax Net Income to Budget(3)	Absolute	≤54.99%	55% – <75%	75% – <95%	95% – <105%	105% – <125%	≥125%	15%
Relative Total Stockholder Return(4)	Relative Percent Rank	≤25%	>25% – 35%	>35% – <45%	45% – 55%	>55% – <75%	≥75%	15%
Gallup Engagement Score(5)	Relative Percent Rank	≤25%	>25% – 35%	>35% – <45%	45% – 55%	>55% – <75%	≥75%	3.4%
Net Promoter Score(6)	Relative Percent Rank	≤25%	>25% – 35%	>35% – <45%	45% – 55%	>55% – <75%	≥75%	3.3%
Regulatory Ratings(7)	Absolute	—	—	—	—	—	—	3.3%
CEO Payout Opportunity		0%	50%	87.5%	125%	137.5%	150%
NEO Payout Opportunity		0%	50%	87.5%	100%	112.5%	125%

(1)
Pre-tax, pre-provision return on average assets compared to peer group.

(2)
30 – 89 day past due plus 90+ day past due plus non-accrual loans plus other real estate owned, divided by total capital compared to peer group.

(3)
Aggregate net income of Busey Wealth Management and FirsTech, Inc. compared to approved reforecast budget.

(4)
Total Stockholder Returns (including dividends) compared to peer group.

(5)
The Gallup Engagement Score compares First Busey’s most recent annual results against Gallup’s total database for organizations with more than 1,000 employees.

(6)
The Net Promotor Score is measured against the most recent results for the Company as of year-end against overall NPS scores provided by Qualtrics.

(7)
The Regulatory Rating objectives were established at the date of plan approval and reflect the First Busey’s CAMELS rating as well as supervisory actions.

For purposes of the relative performance measurements of PTPP Return on Average Assets, Asset Quality Ratio and Relative Total Stockholder Return, First Busey compared performance against the compensation peer group described on page 27. The performance period for each measure was for the twelve months ending December 31, 2020 for these measures except Relative Total Stockholder Return, whose measurement period was over a three year period beginning December 31, 2017 and ending December 31, 2020.
2020 Annual Cash Incentive Compensation Results.   Asset quality remains strong with $28.9 million in non-performing assets, an allowance to total portfolio loans of 1.48%, and an allowance to non-performing loan ratio of 415.82% as of December 31, 2020. Our capital ratios were very strong at both the holding company and Busey Bank levels with both entities exceeding our targets of 12% Total Capital and 8% Tier 1 Leverage Ratio. Our liquidity and risk profile remained very strong in 2020. We believe we did not stretch our liquidity or risk profiles to achieve our results for 2020. Actual results and the impact on the potential cash incentive payout are outlined below. Management’s calculation of the actual results was reviewed by Pearl Meyer.

Measure	Type	Goal Weighting	Goal Achievement	CEO Multiplier	NEO Multiplier
PTPP Return on Average Assets	Relative Percent Rank	35%	Above Target	137.5%	112.5%
Asset Quality Ratio	Relative Percent Rank	25%	Maximum	150.0%	125.0%
Non-Bank Pre-Tax Net Income to Budget	Absolute	15%	Target	125.0%	100.0%
Relative Total Stockholder Return	Relative Percent Rank	15%	Slightly Below Target	87.5%	87.5%
Gallup Engagement Score	Relative Percent Rank	3.4%	Maximum	150.0%	125.0%
Net Promoter Score	Relative Percent Rank	3.3%	Above Target	137.5%	112.5%
Regulatory Ratings	Absolute	3.3%	Above Target	137.5%	112.5%
Calculated Incentive as a % of Salary				131.7%	110.4%
	Base Salary	Calculated Incentive as % of Target	Cash Incentive Paid
Van A. Dukeman	$675,000	131.7%	$888,975
Robin N. Elliott	$450,000	110.4%	$496,800
Jeffrey D. Jones	$400,000	110.4%	$441,600
Amy M. Randolph	$375,000	110.4%	$414,000
John J. Powers	$350,000	110.4%	$386,400
2020 Equity Incentive Compensation.   During July 2020, and after review of market levels of pay and overall plan practices, the Compensation Committee determined that a portion of the equity awards granted should be in the form of PSUs to enhance the pay-for-performance aspect of the compensation program and to further align the interests of executive management with First Busey’s stockholders. Accordingly, the committee approved equity awards for each NEO with 10% of the target award value consisting of PSUs and 90% of the award value consisting of RSUs. To support a focus on long-term share price appreciation, the RSUs fully vest on the fifth anniversary date of the grant date. The PSUs allow each NEO to earn 50, 100, or 160 percent of the target award based upon attainment of specified performance goals. The table below outlines the total equity awards and the individual award values.
Name	PSUs (10%)(1)	RSUs (90%)	Total (100%)
Van A. Dukeman	$85,000	$764,992	$849,991
Robin N. Elliott	$47,500	$427,499	$474,999
Jeffrey D. Jones	$45,000	$405,006	$450,007
Amy L. Randolph	$37,500	$337,494	$374,993
John J. Powers	$30,000	$269,998	$299,998

(1)
Amounts reflect target value of PSU awards based on grant date share price. Amounts realized upon vesting may increase or decrease based on future performance of First Busey.

For the 2020 grants, the number of PSUs that may be earned is based on our relative Total Stockholder Return compared to the members of the SNL Midwest U.S. Bank Index as of March 25, 2020 that are still publicly reporting at the end of the performance period (the “PSU Comparison Group”), measured cumulatively over the 30-month performance period beginning on July 1, 2020 and ending on December 31, 2022. The Compensation Committee determined that the PSU Comparison Group is an appropriate reflection of broad direct market share competitors and is less volatile than the more narrowly defined compensation peer group the committee uses to determine executive compensation.

The number of PSUs to be earned by each participant at the end of the performance period is as follows:
2020 – 2022 Relative TSR Rank	Payout (% of Target Shares)
75th Percentile or Greater	160%
60th Percentile to <75th Percentile	100%
40th Percentile to <60th Percentile	50%
<40th Percentile	0%
2021 Compensation Determinations
Base Salaries.   Following its consideration of the recommendation of First Busey’s senior management and Pearl Meyer’s comprehensive peer group compensation analysis, the Compensation Committee decided to increase base salaries in 2021 for each NEO as set forth below:
Executive Officer	2020 Salary	2021 Salary	% Change
Van A. Dukeman	$675,000	$700,000	3.7%
Robin N. Elliott	$450,000	$460,000	2.2%
Jeffrey D. Jones	$400,000	$425,000	6.3%
Amy L. Randolph	$375,000	$400,000	6.7%
John J. Powers	$350,000	$360,000	2.9%
2021 Annual Cash Incentive Plan.   The Compensation Committee has approved the formulation for the 2021 annual cash incentive plan, which is substantially similar to 2020 annual cash incentive plan.
2021 Equity Incentive Compensation.   The Compensation Committee believes that an expanded emphasis on PSUs will enhance the pay-for-performance aspect of the compensation program and also will further align the interests of executive management with First Busey’s stockholders. Accordingly, on March 23, 2021 the Compensation Committee recommended equity awards for each executive officer with 25% of the target award value consisting of PSUs, and 75% of the award value consisting of RSUs, which the board of directors approved on March 24, 2021. The PSU performance measures and potential payout structure were the same as the 2020 PSU awards, with the three year performance period measured from January 1, 2021 through December 31, 2023. The table below outlines the total equity awards and the individual award values.
Name	PSUs (25%)(1)	RSUs (75%)	Total (100%)
Van A. Dukeman	$212,500	$637,500	$850,000
Robin N. Elliott	$118,750	$356,250	$475,000
Jeffrey D. Jones	$112,500	$337,500	$450,000
Amy L. Randolph	$93,750	$281,250	$375,000
John J. Powers	$75,000	$225,000	$300,000

(1)
Amounts reflect target value of PSU awards based on grant date share price. Amounts realized upon vesting may increase or decrease based on future performance of First Busey.

2021 Employee Stock Purchase Plan.   First Busey adopted and stockholders approved the First Busey Corporation Employee Stock Purchase Plan effective January 1, 2011, which terminated at the end of 2020. That plan allowed employees of First Busey and its subsidiaries to purchase shares of our common stock at a discounted purchase price of 95% of the fair market value of First Busey’s stock. As discussed in more detail below in this proxy statement, subject to stockholder approval, the Company intends to implement the First Busey Corporation 2021 Employee Stock Purchase Plan. The NEOs would be eligible to participate in the 2021 ESPP on the same terms as all other employees.

Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, disability and basic group life insurance coverage. We provide retirement benefits to all eligible full-time employees under the First Busey Corporation Profit Sharing Plan and Trust (the “401(k) Plan”). The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2020, may elect to participate in the 401(k) Plan on the same basis as all other employees. Each of our eligible employees participates in the profit-sharing element of the 401(k) Plan.
All NEOs are provided with death benefits under portable term life insurance policies. Premiums on the term life insurance policies are paid by First Busey on behalf of the covered employee, so long as they remain employed by First Busey.
First Busey’s health and wellness program, available to all employees including our NEOs, is designed to help employees make positive lifestyle changes. Employees receive points for participation in the program that are redeemed as monetary incentives in the form of wellness benefits as certain thresholds are met.
Change in Control Benefits.   Each of our NEOs is a party to an employment agreement that provides for certain payments and benefits if his or her employment is terminated in connection with a change in control. In each instance, if an NEO’s employment is terminated by First Busey or the NEO resigns under certain circumstances in connection with a change in control of First Busey, the NEO is entitled to receive certain cash payments and other benefits. The purpose of these change-in-control protections is to attract and retain talented executives and to encourage them to pursue transactions that maximize stockholder value, even if their own employment may not be secure following such transaction. Additionally, we believe these agreements help provide for stability in our executive team in the event of a change in control. Further, pursuant to his employment agreement that has been in place since 2006, Mr. Dukeman is entitled to a tax gross-up that will offset, on an after-tax basis, any excise tax imposed on him under Section 4999 of the Code, which applies to payments or benefits paid in connection with a change in control to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Code. No other First Busey employment agreement provides for a tax gross-up.
Regulatory Impact on Compensation
The Compensation Committee made many important decisions in 2020 affecting the compensation of our NEOs. These decisions were the result of many factors, including our financial performance as discussed throughout this CD&A. To more fully understand the decisions of the committee with respect to compensation during 2020 and into 2021, the committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.
As a publicly-traded financial institution, First Busey must comply with multiple layers of regulations when considering and implementing compensation-related decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that First Busey and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.
Under the Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), published by the Federal Deposit Insurance Corporation (the “FDIC”) in 2015, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, as appropriate, comparable compensation practices at peer institutions. This framework also required First Busey to consider its overall financial condition.
Separately, the FDIC, the Federal Reserve, the Officer of the Comptroller of the Currency, and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat more narrow in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements balance risk and reward, are comparable with effective controls and risk management, and have the support of strong corporate governance.
In addition, the Compensation Committee, with the assistance of its advisors and First Busey’s management, continues to monitor the compensation-related rules and regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). In 2014, First Busey adopted a clawback policy that provides the board with authority to recover certain bonus or other incentive compensation paid to any NEO in appropriate circumstances where there has been a restatement of First Busey’s financial statements filed with the Securities and Exchange Commission. While the committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations.
The committee does note, however, that risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Joint Guidance. As such, the committee already adheres, in many respects, to rules and regulations under the Dodd-Frank Act.
Finally, in addition to the foregoing, as a publicly-traded corporation, First Busey is subject to the Securities and Exchange Commission’s rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the organization. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on First Busey.
The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for First Busey’s NEOs includes a sensible, reasonable approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The committee periodically revisits the frameworks set forth in the Safety and Soundness Standards and the Joint Guidance, as both are effective parts of the Compensation Committee’s overall assessment of the balance between risk and reward in First Busey’s compensation arrangements. The committee believes First Busey has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.
Finally, when making decisions about executive compensation, in addition to the above, the Compensation Committee considers the impact of other regulatory provisions, including: the Section 162(m) of the Code, regarding the tax deductibility of certain compensation; Section 409A of the Code, regarding nonqualified deferred compensation; and Sections 280G and 4999 of the Code, regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. In making decisions about executive compensation, the committee also considers how various elements of compensation will impact our financial results. For example, the committee considers the impact of FASB ASC Topic 718, which requires First Busey to recognize the compensation cost of grants of equity awards based upon their grant date fair value.
Compensation-Related Governance Policies
Stock Ownership Policy.   We believe that our NEOs and nonemployee directors should have and maintain a significant equity interest in the Company. In 2014, First Busey adopted a stock ownership policy for our directors and NEOs to promote a long-term perspective in managing First Busey, and to help align the interests of our stockholders, directors and top executives. In July 2019, the director ownership level was increased from three times to five times the annual cash retainer. All of our NEOs and directors are currently in compliance with these guidelines:

Participant	Target ownership level
Directors	5x annual cash retainer fees
Chief Executive Officer	3x annual salary
All other NEOs	2x annual salary
Insider Trading Policy.   The Company has an insider trading policy that restricts open market transactions in Company stock beginning two weeks before the last day of the quarter end and ending two trading days after quarterly earnings have been made public.
Hedging and Pledging Policy.   The Company’s insider trading policy includes provisions that specifically prohibit our insiders from entering into hedging transactions involving the Company’s stock. To our knowledge, none of our officers or directors have entered into a hedging transaction involving Company stock in violation of this prohibition. The Company’s insider trading policy also prohibits an insider from pledging Company stock as collateral for a lending relationship without the prior approval of the Nominating Committee. Exempt from this policy are shares which were already pledged as security at the time of the policy’s adoption in 2014. To our knowledge, none of our officers or directors have pledged their Company stock in violation of this policy.
Clawback Policy.   In 2014, First Busey adopted a clawback policy that provides the board with authority to recover certain incentive compensation paid to any NEO in appropriate circumstances where there has been a restatement of First Busey’s financial statements filed with the Securities and Exchange Commission. The clawback policy applies to any incentive compensation paid to any NEO, including any bonuses, incentive payments or equity compensation that is granted, vested or earned based upon specified financial metrics.
Impact of Accounting and Tax Issues on Executive Compensation
In setting each individual executive’s compensation levels, we consider a variety of accounting and tax issues. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to a “covered employee” (the Chief Executive Officer, the Chief Financial Officer, and our next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table). Any individual who is deemed a covered employee for tax years beginning after December 31, 2016 will continue to be a covered employee for all future periods. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT
We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussion with management, we have recommended to the board of directors that the CD&A be included in this proxy statement.
Submitted by:
The First Busey Corporation Executive Management Compensation and Succession Committee
Stephen V. King (Chairman)
Stanley J. Bradshaw
Karen M. Jensen
Thomas G. Sloan

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following tables quantify and discuss the compensation components provided to our NEOs. All tables should be read in conjunction with the CD&A above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow. Each of our NEOs is also a party to an employment agreement with First Busey, the material terms of which are described under “Potential Payments Upon Termination or Change in Control Disclosure.”
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs — which consist of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers — in 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Van A. Dukeman President and Chief Executive Officer	2020	$675,000	—	$845,430	$888,975	—	$34,467	$2,443,872
	2019	$662,019	$625,000	$849,997	—	$7,285	$42,460	$2,186,761
	2018	$634,423	$570,000	$800,267	—	$28,675	$30,352	$2,063,717
Robin N. Elliott President and Chief Executive Officer of Busey Bank	2020	$450,000	—	$472,447	$496,800	—	$23,265	$1,442,512
	2019	$411,058	$425,000	$474,997	—	—	$27,967	$1,339,022
	2018	$362,019	$380,000	$400,117	—	—	$21,551	$1,163,687
Jeffrey D. Jones(1) Chief Financial Officer	2020	$400,000	—	$447,597	$441,600	—	$88,235	$1,377,432
	2019	$138,462	$450,000	$300,001	—	—	$64,848	$953,311
Amy L. Randolph Chief of Staff and Executive Vice President, Pillar Relations	2020	$375,000	—	$372,984	$414,000	—	$23,351	$1,185,335
	2019	$336,058	$300,000	$375,000	—	—	$28,044	$1,039,102
	2018	$284,422	$256,500	$275,093	—	—	$21,654	$837,669
John J. Powers(2) General Counsel	2020	$350,000	—	$298,387	$386,400	—	$34,441	$1,069,228
	2019	$318,846	$275,000	$299,990	—	—	$38,105	$931,941

(1)
Mr. Jones joined First Busey on August 19, 2019.

(2)
Mr. Powers was not a NEO in 2018.

(3)
Amounts for 2020 represent bonuses paid in March 2021 for the 2020 performance period, which were determined after the Compensation Committee reviewed final financial results for 2020. Amounts for 2019 represent bonuses paid in March 2020 for the 2019 performance period, which were determined after the Compensation Committee reviewed final financial results for 2019. Amounts for 2018 represent bonuses paid in March 2019 for the 2018 performance period, which were determined after the Compensation Committee reviewed final financial results for 2018. The material terms of the bonus are described in the “2020 Compensation Determinations — Cash Incentive Compensation” section of the CD&A.

(4)
Represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2020. For 2020, each NEO’s amount includes PSUs with performance-vesting conditions. The amount attributable to a PSU represents its grant date fair value at target performance, the probable outcome of the performance conditions at the time of grant. In the event of maximum performance, the value of the award is summarized in the table immediately below.

Name	Fair Value of 2020 PSU Award at Maximum Performance
Van A. Dukeman	$128,700
Robin N. Elliott	$71,916
Jeffrey D. Jones	$68,146
Amy L. Randolph	$56,784
John J. Powers	$45,422

(5)
Represents above-market interest on deferred compensation. The Deferred Compensation Plan was terminated effective March 28, 2018 and all account balances were distributed in April 2019.

(6)
All other compensation for our NEOs during 2020 is summarized in the table immediately below.

Name	Life and Disability Insurance	Employer Contributions to Retirement Plans(1)	Wellness Benefits	Total All Other Compensation(2)
Van A. Dukeman	$14,425	$19,886	$156	$34,467
Robin N. Elliott	$3,379	$19,886	—	$23,265
Jeffrey D. Jones	$3,615	$14,620	—	$88,235
Amy L. Randolph	$3,465	$19,886	—	$23,351
John J. Powers	$14,055	$19,886	$500	$34,441

(1)
Includes matching and profit-sharing contributions to the 401(k) Plan.

(2)
Includes a housing allowance for Mr. Jones.

Grants of Awards
The following table sets forth information regarding grants of awards made to our NEOs during 2020 under First Busey’s plans.
			Estimated Future Payouts under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Van A. Dukeman	Annual Incentive	June 25, 2020	$337,500	$843,750	$1,012,500	—	—	—	—	—
	RSUs	July 7, 2020	—	—	—	—	—	—	44,554	$764,992
	PSUs		—	—	—	2,475	4,950	7,920	—	$80,438
Robin N. Elliott	Annual Incentive	June 25, 2020	$225,000	$450,000	$562,500	—	—	—	—	—
	RSUs	July 7, 2020	—	—	—	—	—	—	24,898	$427,499
	PSUs		—	—	—	1,383	2,766	4,426	—	$44,948
Jeffrey D. Jones	Annual Incentive	June 25, 2020	$200,000	$400,000	$500,000	—	—	—	—	—
	RSUs	July 7, 2020	—	—	—	—	—	—	23,588	$405,006
	PSUs		—	—	—	1,311	2,621	4,194	—	$42,591
Amy L. Randolph	Annual Incentive	June 25, 2020	$187,500	$375,000	$468,750	—	—	—	—	—
	RSUs	July 7, 2020	—	—	—	—	—	—	19,656	$337,494
	PSUs		—	—	—	1,092	2,184	3,494	—	$35,490
John J. Powers	Annual Incentive	June 25, 2020	$175,000	$350,000	$437,500	—	—	—	—	—
	RSUs	July 7, 2020	—	—	—	—	—	—	15,725	$269,998
	PSUs		—	—	—	874	1,747	2,795	—	$28,389

(1)
All grantees earn quarterly dividends on their respective RSUs and PSUs. As grantees do not have actual dividend rights until the shares are transferred in connection with the RSUs or PSUs, dividends earned are referred to as dividend equivalents. These dividend equivalents are accrued during the vesting period and are subject to the same vesting, payment and other terms and conditions as the original RSUs or PSUs to which they relate. Therefore, dividends earned each quarter compound based upon the updated share balances. Dividend equivalents are reinvested at the stock’s market price on the dividend payment date.

(2)
Amounts reflect the threshold, target and maximum opportunities under the 2020 annual cash incentive plan. The actual awards are disclosed in the Summary Compensation Table. For a participant to be eligible to receive any award, corporate performance must exceed a threshold level of performance for the applicable performance metrics, which are described in the “2020 Annual Cash Incentive Plan” section of the CD&A.

(3)
Awards vest based on the percentile rank of Total Stockholder Return (including dividends) of First Busey during the performance period beginning July 1, 2020 and concluding on December 31, 2022, as compared to Total Stockholder Return (including dividends) of a predetermined comparison group during such period. The number of PSUs that each NEO may earn under the award is not subject to interpolation for performance between the threshold, target, and maximum performance levels.

(4)
Awards vest July 7, 2025 subject to the grantee’s continued service with First Busey.

(5)
Represents the aggregate grant date fair value of RSUs or PSUs granted on July 7, 2020, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the unvested stock awards held by our NEOs as of December 31, 2020. Market values are presented as of the end of 2020 for outstanding stock awards (based on the price of First Busey’s common stock on December 31, 2020 of $21.55).
	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Van A. Dukeman	145,245	$3,130,030	2,475	$53,336
Robin N. Elliott	81,384	$1,753,825	1,383	$29,804
Jeffrey D. Jones	36,418	$784,808	1,311	$28,241
Amy L. Randolph	57,044	$1,229,298	1,092	$23,533
John J. Powers	51,362	$1,106,851	874	$18,824

(1)
All stock award grants reflected in this table represent RSUs and PSUs and accrued dividend equivalents that vest in accordance with the schedules set forth below subject to the participant’s continued service with First Busey, performance of the Company with respect to PSUs, and subject in all cases, to accelerated vesting as described below. Vesting dates by NEO are as follows:

Van A. Dukeman — 19,799 RSUs on July 11, 2021; 18,518 RSUs on June 13, 2022; 27,492 RSUs on August 1, 2023; 33,757 RSUs on July 5, 2024; 45,679 RSUs on July 7, 2025; and 2,475 PSUs on December 31, 2022.
Robin N. Elliott — 10,285 RSUs on July 11, 2021; 12,963 RSUs on June 13, 2022; 13,745 RSUs on August 1, 2023; 18,864 RSUs on July 5, 2024; 25,527 RSUs on July 7, 2025. and 1,383 PSUs on December 31, 2022.
Jeffrey D. Jones — 12,234 RSUs on September 25, 2022; 24,184 RSUs on July 7, 2025; and 1,311 PSUs on December 31, 2022.
Amy L. Randolph — 5,142 RSUs on July 11, 2021; 7,407 RSUs on June 13, 2022; 9,450 RSUs on August 1, 2023; 14,893 RSUs on July 5, 2024; 20,152 RSUs on July 7, 2025; and 1,092 PSUs on December 31, 2022.
John J. Powers — 7,328 RSUs on July 11, 2021; 7,407 RSUs on June 13, 2022; 8,591 RSUs on August 1, 2023; 11,914 RSUs on July 5, 2024; 16,122 RSUs on July 7, 2025; and 874 PSUs on December 31, 2022.
(2)
Based upon Company performance through December 31, 2020, the number of PSUs reported in the column above is based upon achievement of the threshold performance goal.

We grant equity awards to our NEOs under the 2020 Plan. Under the 2020 Plan, which was adopted by our board and approved by our stockholders on May 20, 2020, the Compensation Committee has discretion to issue a broad variety of awards, including nonqualified and incentive stock options, restricted stock, restricted stock units, stock appreciation rights and other stock and cash-based awards to directors, key employees, and other service providers. The 2020 Plan was designed to assist First Busey in attracting, retaining and rewarding key employees and directors and align their interests with our stockholders. Traditionally, the committee has elected to grant only RSUs to our NEOs, but starting in 2020 the committee also elected to grant a portion of each NEO’s equity award in the form of PSUs. The 2020 Plan reserved up to 975,000 shares of common stock for issuance, in addition to unused shares under our prior equity plans. Accordingly, as of December 31, 2020, there were 1,432,803 shares available for issuance under the 2020 Plan. Award terms and conditions, as determined by the committee, are set forth in individual agreements with the participant. The 2020 Plan also enables the committee to set specific performance criteria that must be met before an award will vest.
In general, unvested awards are forfeited upon a participant’s termination of employment. However, acceleration of vesting and exercise privileges may be permitted in accordance with the terms of the 2020 Plan and the award agreements thereunder when a participant incurs a qualifying termination of employment following a change in control of First Busey, or when the participant’s employment terminates due to death, disability, or a qualifying retirement. Specifically, upon a participant’s termination without cause or resignation for good reason following a change in control, unvested RSUs and PSUs will vest in full, with PSUs vesting at the actual level of performance through the date of the change in control. Upon a participant’s termination due to death or disability, unvested RSUs and PSUs will vest in full, with PSUs vesting at the target level of performance.
Awards also may vest upon a participant’s retirement on or after attainment of age 62 with at least 10 years of qualifying service and specified written notice (“Retirement with Full Service”), or upon a participant’s retirement on or after attainment of age 62 with fewer than 10 years of qualifying service and specified written notice (“Retirement with Partial Service”). Upon a Retirement with Full Service, a participant’s unvested RSUs granted at least one year prior to the retirement date will vest in full, and a participant’s unvested PSUs granted at least one year prior to the retirement date remain eligible to vest at the end of the performance period based upon actual performance. Upon a Retirement with Partial Service, a pro rata number of a participant’s unvested RSUs granted at least one year prior to the retirement date will vest, based upon the number of months the participant was employed following the grant date, and a pro rata number of a participant’s unvested PSUs granted at least one year prior to the retirement date will vest at the end of the performance period, based upon actual performance and the number of months in the performance period during which the participant was employed. Outstanding RSU awards held by the NEOs and other participants under our legacy equity plan, the First Busey 2010 Equity Incentive Plan (the “2010 Plan”), are subject to forfeiture and accelerated vesting consistent with the above, except that upon a change in control of First Busey, unvested RSUs will vest in full.
Option Exercises and Stock Vested in 2020
Our NEOs did not exercise any stock options in 2020. RSU vesting information in 2020 by NEO is as follows:
Name	Number of Shares Vested (#)(1)	Value Realized on Vesting ($)(2)
Van A. Dukeman	20,092	$358,240
Robin N. Elliott	8,407	$149,897
Jeffrey D. Jones	—	—
Amy L. Randolph	2,899	$51,689
John J. Powers	7,248	$129,232

(1)
All vested stock awards reflected in this table include dividend equivalents earned during the vesting period.

(2)
Amounts reflect the value realized upon vesting of RSUs based on the closing price of First Busey stock of $17.83 on the June 25, 2020 vesting date.

Potential Payments Upon Termination or Change in Control Disclosure
Each of Messrs. Dukeman, Elliott, Jones and Powers and Ms. Randolph has an employment agreement that provides for certain severance payments following certain termination events, including a termination in connection with a “change in control” of First Busey. Each of Messrs. Dukeman, Elliott, Jones and Powers

and Ms. Randolph is subject to a confidentiality provision and a one-year noncompetition covenant following the termination of his or her respective employment. Messrs.Elliott, Jones and Powers and Ms. Randolph are also subject to a one-year non-solicitation covenant of employees and customers following a termination of employment. Payments due upon termination will be paid by First Busey in equal biweekly installments for a period of one year, unless the termination is in connection with a change in control, in which case Mr. Dukeman will be paid for a period of three years and the other NEOs will be paid in lump sum.
Mr. Dukeman’s agreement provides for one-year employment terms beginning each January 1 that automatically renew each year unless either Mr. Dukeman or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Dukeman’s employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit-sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans. Mr. Dukeman’s agreement provides that if he is terminated without cause, if he terminates his employment due to constructive discharge, or if his employment is terminated due to disability or death, he or his named beneficiary will receive an amount equal to the sum of his annual base salary plus the amount of his most recent performance bonus; and if such termination occurs prior to the end of the current agreement term, the value of contributions under First Busey’s retirement and employee benefit plans that would have been made through such term if he remained employed (the “Dukeman Severance Payment”). Mr. Dukeman will also be entitled to receive company-paid life, health and disability insurance for one year following the effective date of his termination. If the severance events described above occur within an 18-month period before a change in control of First Busey, Mr. Dukeman will also be entitled to receive an additional amount equal to the difference between the severance amounts described in the preceding two sentences and the greater of $900,000 or three times the Dukeman Severance Payment. Mr. Dukeman will be entitled to receive the greater of $900,000 or three times the Dukeman Severance Payment if: (a) Mr. Dukeman elects to terminate his employment, or his employment is terminated due to constructive discharge, within the one-year period after a change in control; or (b) his employment is terminated by First Busey for any reason within the 18-month period before, or at any time after, a change in control of First Busey. Mr. Dukeman will also be entitled to receive life, health and disability insurance for the three years following the effective date of such termination pursuant to a change in control. Mr. Dukeman will also be entitled to receive a gross-up payment from First Busey in the event that any amounts payable to him under his employment agreement or the other payments and benefits received by him are subject to penalties as excess parachute payments under the Internal Revenue Code.
Mr. Elliott’s agreement provides for one-year employment terms that automatically renew each year unless either Mr. Elliott or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Elliott’s employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Mr. Elliott’s agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Elliott Severance Payment”). Mr. Elliott will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Elliott’s employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Elliott will be entitled to receive a lump sum payment equal to two times the Elliott Severance Payment. Mr. Elliott will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Elliott after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Mr. Elliott other than for cause, Mr. Elliott resigns for good reason, or upon Mr. Elliott’s death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.

Mr. Jones’ agreement provides for one-year employment terms that automatically renew each year unless either Mr. Jones or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Jones’ employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Mr. Jones’ agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Jones Severance Payment”). Mr. Jones will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Jones’ employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Jones will be entitled to receive a lump sum payment equal to two times the Jones Severance Payment. Mr. Jones will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Jones after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Mr. Jones other than for cause, Mr. Jones resigns for good reason, or upon Mr. Jones’ death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Ms. Randolph’s agreement provides for one-year employment terms that automatically renew each year unless either Ms. Randolph or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Ms. Randolph’s employment with First Busey and entitles her to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Ms. Randolph’s agreement provides that, in the event that her employment is terminated by First Busey other than for cause or disability or her agreement terminates due to First Busey’s non-renewal of such agreement or if she terminates for good reason, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus (the “Randolph Severance Payment”). Ms. Randolph will also be entitled to receive continued health insurance at the same cost as during her employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Ms. Randolph’s employment without cause, or if she terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Ms. Randolph will be entitled to receive a lump sum payment equal to two times the Randolph Severance Payment. Ms. Randolph will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Ms. Randolph after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Ms. Randolph other than for cause, Ms. Randolph resigns for good reason, or upon Ms. Randolph’s death or disability, she would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Mr. Powers’ agreement provides for one-year employment terms that automatically renew each year unless either Mr. Powers or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Powers’ employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Mr. Powers’ agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Powers Severance Payment”). Mr. Powers will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Powers’ employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Powers will be entitled to receive a lump sum payment equal to two times the Powers Severance Payment. Mr. Powers will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Powers after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Mr. Powers other than for cause, Mr. Powers resigns for good reason, or upon Mr. Powers’ death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Payments made upon a termination of employment under the employment agreements for Messrs. Elliott, Jones and Powers and Ms. Randolph are contingent on the executive’s execution of a release.
The following table shows potential payments to our NEOs following certain termination events, including a termination following a change in control of First Busey. The amounts shown assume that termination was effective as of December 31, 2020, and are estimates of the amounts that would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.
Name	Type of Payment	Involuntary Termination (No Change in Control)(1)	Termination Due to Disability or Death	Qualifying Retirement	Involuntary Termination (Change in Control)(1)(5)	Voluntary Termination (Change in Control)	Change in Control (No Termination)
Van A. Dukeman	Cash Severance Payment	$1,319,950	$1,319,950	—	$3,959,850	$3,959,850	—
	Life, Health & Disability	$17,916	$17,916	—	$53,747	$53,747	—
	Acceleration of Equity Awards(2)	—	$3,215,021	$2,145,647	$3,172,526	$2,145,647	$2,145,647
	Gross-Up Payment(3)	—	—	—	$2,152,421	$1,834,425	—
Robin N. Elliott	Cash Severance Payment	$1,371,800	$496,800	—	$2,246,800	—	—
	Health(4)	—	—	—	—	—	—
	Acceleration of Equity Awards(2)	—	$1,801,317	—	$1,777,571	$1,203,718	$1,203,718
Jeffrey D. Jones	Cash Severance Payment	$1,291,600	$441,600	—	$2,141,600	—	—
	Health	$13,884	—	—	$20,826	—	—
	Acceleration of Equity Awards(2)	—	$829,810	—	$807,318	$263,643	$263,643
Amy L. Randolph	Cash Severance Payment	$1,089,000	$414,000	—	$1,764,000	—	—
	Health(4)	$246	—	—	$369	—	—
	Acceleration of Equity Awards(2)	—	$1,266,797	—	$1,248,048	$795,023	$795,023
John J. Powers	Cash Severance Payment	$1,011,400	$386,400	—	$1,636,400	—	—
	Health	$13,884		—	$20,826	—	—
	Acceleration of Equity Awards(2)	—	$1,136,847	$410,371	$1,121,858	$759,422	$759,422

(1)
Involuntary Termination includes termination by First Busey without Cause or by the NEO for Good Reason or due to Constructive Discharge as defined in the applicable employment agreements.

(2)
The value of the acceleration of equity awards was determined based on the December 31, 2020 price of First Busey’s common stock of $21.55 per share.

(3)
Estimated calculation based on a federal tax rate of 37.0%, state income tax rate of 4.95%, Medicare tax rate of 2.35% and excise tax of 20.0%.

(4)
Mr. Elliott and Ms. Randolph have waived medical insurance through First Busey.

(5)
With respect to Messrs. Elliott, Jones, Powers and Ms. Randolph, amounts set forth are gross amounts payable upon a termination without cause or a resignation by the executive for good reason in connection with a change in control. Such amounts are subject to 280G cutback provisions, which may result in a reduced payment.

As reflected in the table above, each NEO’s outstanding RSUs and PSUs, as reflected in the “Outstanding Equity Awards at Fiscal Year End” table above vest upon a change in control of First Busey or upon a termination of the officer’s service due to the officer’s death or disability under the terms of our 2020 Plan and the award agreements thereunder.
CEO PAY RATIO
Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer to the median employee’s annual total compensation. This ratio is commonly referred to as the “CEO Pay Ratio.” First Busey’s principal executive officer is Mr. Dukeman, the Chairman, President and Chief Executive Officer.
In determining the median employee, a list of all active full-time and part-time employees as of December 31, 2020, exclusive of Mr. Dukeman, was prepared with their corresponding annual total W-2 compensation as reflected in our payroll records. Compensation was annualized for any individual not employed for the full year of 2020. Employees were ranked from lowest to highest based on annual total compensation. The annual total compensation of the median employee was calculated in the same manner as the total compensation disclosed for Mr. Dukeman in the Summary Compensation Table.
For 2020, the annual total compensation of the median employee was $55,895, and the annual total compensation of the Chief Executive Officer, as reported in the Summary Compensation Table above, was $2,443,872. Based on this information, the ratio of annual total compensation of the Chief Executive Officer to annual total compensation of the median employee was approximately 43.7 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our payroll and employment records and the methodology described above. The Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
During 2020, the following individuals served as members of the Compensation Committee: Stephen V. King (Chair), Stanley J. Bradshaw, David J. Downey (through May 20, 2020), George T. Shapland (through May 20, 2020), Karen M. Jensen (since May 2020) and Thomas G. Sloan (since July 2020). None of these individuals has ever served as an officer or employee of First Busey or any of our subsidiaries. Additionally, none of these individuals has any relationships with First Busey or any of our subsidiaries requiring disclosure under “Certain Relationships and Related-Person Transactions” below. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

PROPOSAL 2:
NONBINDING, ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. In a nonbinding, advisory vote on the frequency of say-on-pay votes held at our 2018 Annual Meeting, our stockholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our board of directors, our board determined that we would hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which will take place at our 2024 Annual Meeting.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of First Busey’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2020. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our NEOs in fiscal year 2020 reflects and supports these compensation policies and procedures.
The following resolution is submitted for stockholder approval:
“RESOLVED, that First Busey Corporation’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Compensation of Named Executive Officers’ contained in First Busey’s proxy statement dated April 8, 2021.”
Approval of this resolution requires the affirmative vote of a majority of shares having voting power present at the 2021 Annual Meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
Board Recommendation
The board of directors recommends stockholders vote to approve the overall compensation of our NEOs by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

PROPOSAL 3:
APPROVAL OF FIRST BUSEY CORPORATION 2021 EMPLOYEE STOCK PURCHASE PLAN
Proposal
We are asking stockholders to approve the First Busey Corporation 2021 Employee Stock Purchase Plan. The board of directors adopted the 2021 ESPP on March 24, 2021, subject to stockholder approval. A summary of the material provisions of the 2021 ESPP is set forth below. A copy of the 2021 ESPP is set forth as Appendix A.
Proposed Employee Stock Purchase Plan
Our board of directors has adopted the 2021 ESPP to provide a means through which our employees may purchase shares of our common stock through voluntary payroll deductions, to assist us in retaining the services of our employees and securing and retaining the services of new employees, and to provide incentives for our employees to exert maximum efforts toward our success. Under the terms of the 2021 ESPP, all participating employees will have equal rights and privileges. Substantially all of our employees are eligible to participate in the 2021 ESPP. The rights to purchase common stock granted under the 2021 ESPP are broadly based, and the 2021 ESPP is intended to constitute an “employee stock purchase plan” as that term is defined in Section 423 of the Code.
The board of directors has directed that the 2021 ESPP be submitted for approval by our stockholders. We are submitting the 2021 ESPP to our stockholders at this time to replace our prior employee stock purchase plan, the First Busey Corporation Employee Stock Purchase Plan, which terminated pursuant to its terms on January 1, 2021. The 2021 ESPP will not be adopted if it is not approved by our stockholders, but in that instance, we believe that we would lose an important part of our overall effort to better align employee interests with those of our stockholders.
Administration
The Compensation Committee (together with any delegates thereof, the “Administrator”) will oversee and administer the 2021 ESPP and has full discretion to construe and interpret both the 2021 ESPP and the rights granted thereunder. The Administrator has the power, subject to the provisions of the 2021 ESPP, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical.
Stock Subject to 2021 ESPP
There are reserved for issuance and purchase under the 2021 ESPP an aggregate of 600,000 shares of our common stock. The number of shares available under the 2021 ESPP will be subject to adjustment only if any change is made to the shares of our common stock subject to the 2021 ESPP, or subject to any rights granted under the 2021 ESPP, through recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or some other increase or decrease in shares that occurs without the Company receiving consideration therefore, in which case there will be an automatic and proportionate adjustment of the number and kind of shares available under the 2021 ESPP, unless otherwise provided by the Administrator.
Offerings
The 2021 ESPP is implemented by offerings of rights to all eligible employees from time to time by the Administrator. If approved by stockholders, the first offering under the 2021 ESPP will begin on July 1, 2021 and will end on September 30, 2021. Thereafter, offerings are planned to begin on the first business day on or after each January 1, April 1, July 1, and October 1, and end on the last business day of each such quarter. The provisions of separate offerings need not be identical, but each offering will conform to the 2021 ESPP and applicable requirements of the Code.
Eligibility
Each employee will be eligible to participate in the 2021 ESPP and may begin participating in an offering on the first payroll date that is administratively feasible following the employee’s completion of the enrollment procedure. The Administrator retains the right to change the service requirements for the purpose of eligibility. However, no employee will be eligible to participate in the 2021 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, including any stock that such employee may purchase under all outstanding rights and options.
Participation in the 2021 ESPP
All eligible employees who have completed the enrollment procedure are considered to be participants in each offering under the 2021 ESPP. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the Administrator (which maximum may be no greater than 20%) of such participant’s eligible compensation during the offering period.
Purchase Price
The purchase price at which a share of our common stock is sold in an offering will be the lower of 85% (or such greater percentage as designated by the Compensation Committee) of (a) fair market value of a share of our common stock on the first trading day of the offering period, or (b) the fair market value of a share of our common stock on the last trading day of the offering period.
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may alter or terminate his or her payroll deductions. Any authorized decrease or increase in a participant’s payroll deductions will take effect as of the beginning of the next payroll period in that offering to which such new election may be practicably applied. All payroll deductions made for a participant are credited to his or her account under the 2021 ESPP and deposited with our general funds.
Purchase of Stock
The Administrator will purchase a number of full and fractional shares on behalf of each participant at the end of the offering period, as determined by the participant’s payroll deduction. The maximum number of shares which may be purchased by any participant during any offering period is 2,000. No employee may purchase more than $25,000 of such stock in any calendar year, as determined by the option price for all shares purchased in the calendar year.
Withdrawal
Each participant may withdraw from a given offering by filing an appropriate form with the Company at least 15 days prior to the end of any offering period, or otherwise suspend participation in the 2021 ESPP in such manner as prescribed by the Administrator. As soon as reasonably practicable following receipt by the Company of such withdrawal notice from a participant, no further payroll deductions will be made on behalf of such participant and an amount equal to the then-current balance in his or her account under the 2021 ESPP will be refunded, without interest thereon, to the participant. Withdrawal from an offering will not have any effect upon the participant’s ability to participate in future offerings under the 2021 ESPP, but such employee will be required to deliver a new payroll deduction authorization in order to participate in such future offerings.
Termination of Employment
Upon a termination of employment with the Company or a participating subsidiary for any reason, the participant’s participation in the 2021 ESPP will terminate immediately and any accumulated payroll contributions through the date of termination will be refunded without interest thereon.
Restrictions on Transfer
Options granted under the 2021 ESPP are not transferable other than by will or laws of descent and distribution, and shall be exercisable only in the lifetime of the participant.

Duration, Termination and Amendment
The 2021 ESPP will terminate on the earlier of: (a) the date on which there are no additional shares reserved for issuance under the 2021 ESPP; (b) the date the board of directors terminates the 2021 ESPP; or (c) December 31, 2031. If the 2021 ESPP is terminated during an offering prior to any purchase date, we will refund to each participant an amount equal to the balance in the participant’s payroll deductions (without interest). Subject to applicable law, the Company may amend the 2021 ESPP in any respect, without stockholder approval; provided, however, that the 2021 ESPP generally may not be amended in any manner that will retroactively impair or otherwise adversely affect a participant’s rights in any material manner that have accrued prior to the date of such action.
Federal Income Tax Information
The amount withheld to purchase stock under the 2021 ESPP will be after-tax dollars. Thus, such amount will already have been subjected to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security and Medicare taxes. A participant will not be required to report taxable income either when he or she begins participating in the 2021 ESPP, on the offer date at the beginning of each offering period, or on the purchase date at the end of each offering period.
A participant will have taxable income in the year in which there is a “disposition” of any shares purchased under the 2021 ESPP. A “disposition” generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the participant’s spouse, a transfer into community property with the participant’s spouse or a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners.
In the event of a disposition within two years of the date of grant of the option or within one year after the date of the acquisition of the share, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the share on the date the share was purchased over the amount paid for the share. The amount of ordinary income recognized will decrease the capital gain or increase the capital loss recognized by the participant on the sale of the share. The Company will be entitled to a corresponding tax deduction for any ordinary income recognized. The participant will be subject to either long-term or short-term capital gains or losses based on how long he or she holds the shares following the respective purchase date. Generally, if shares are held for more than one year following the purchase date, any gain or loss on sale will be treated as a long-term capital gain or loss, and any gain or loss on shares held for less time will be treated as a short-term capital gain or loss.
In the event of a disposition of a share by the participant after the expiration of the two-year and one-year periods noted above, or the death of the participant while holding the share, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the share on the first day of the offering period over the amount paid for the share, or (b) the excess of the fair market value of the share on the date of sale or death over the amount paid for the share. The balance of any gain or loss will be treated as capital gain or capital loss in accordance with the general description above. The Company is not entitled to a tax deduction at the time of sale or death for any income recognized by the participant.
Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2021 ESPP. A participant may also be subject to state and local taxes in connection with the grant of rights under the 2021 ESPP. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the rights granted to them in their personal circumstances.
New Plan Benefits
Because participation in the 2021 ESPP will be voluntary, we cannot determine the dollar value or benefits that will be received by or allocated to any participant in the 2021 ESPP. No individual awards have been granted to any employee or director under the 2021 ESPP that are contingent on the approval of the Company’s stockholders.
Equity Compensation Plan Information
The following table discloses the number of outstanding options, warrants and rights granted by First Busey to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2020. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(2)	1,177,154(3)	$23.53	1,432,803(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,177,154	$23.53	1,432,803

(1)
The weighted average exercise price only relates to 39,085 stock options.

(2)
Includes outstanding awards under the First Busey Corporation 2020 Equity Incentive Plan, the First Busey Corporation 2010 Equity Incentive Plan, as amended, the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan and the First Community Financial Partners, Inc. 2016 Equity Incentive Plan.

(3)
Balance includes stock options assumed in connection with the acquisition of First Community Financial Partners, Inc.

(4)
All shares are reserved under the First Busey Corporation 2020 Equity Incentive Plan.

Board Recommendation
The board of directors recommends that stockholders vote “FOR” the approval of the 2021 ESPP. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

PROPOSAL 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. Although stockholder ratification of the appointment of RSM US LLP is not required by our bylaws or otherwise, our board of directors is submitting this appointment to our stockholders for their ratification at the 2021 Annual Meeting as a matter of good corporate practice. If the stockholders do not ratify the appointment of RSM US LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of RSM US LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.
Board Recommendation
The board of directors recommends stockholders vote to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

AUDIT AND RELATED FEES
During the period covering the fiscal years ended December 31, 2020 and 2019, RSM US LLP performed the following professional services for First Busey for which we paid the following amounts:
	2020	% of Total Fees	2019	% of Total Fees
Audit Fees(1)	$829,300	99%	$778,250	87%
Tax Fees(2)	$6,125	1%	$120,215	13%
All Other Fees	—	—	—	—
Total Fees	$835,425	100%	$898,465	100%

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of First Busey Corporation’s consolidated financial statements, including procedures required to comply with U.S. Department of Housing and Urban Development (“HUD”), review of First Busey Corporation’s quarterly reports on Form 10-Q, annual report on Form 10-K and related proxy statement, consents on filings, and audit procedures related to implementation or application of new accounting guidance.

(2)
Tax services fees consist of transition of providers and filing notices fees.

A representative of RSM US LLP is expected to be present at the 2021 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. We expect to appoint RSM US LLP as our independent registered public accounting firm for 2021 upon review and approval of an engagement letter by the Audit Committee.
Audit Committee Pre-Approval Policy
Generally, the Audit Committee requires pre-approval of any services to be provided by First Busey’s auditors, RSM US LLP, to First Busey or any of its affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance and accounting services provided by other third parties. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, which was Mr. Kenney during the period covering the fiscal years ended December 31, 2020 and December 31, 2019.
In 2020, the Audit Committee pre-approved all audit services which consisted of professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404, procedures required to comply with HUD, review of financial statements included in our quarterly reports on Form 10-Q, annual report on Form 10-K and services normally provided by the independent auditor in connection with statutory and regulatory filings.
CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
The board has adopted a policy for review, approval and monitoring of transactions involving First Busey and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).
Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related persons. In considering the transaction, the Audit Committee will take into account all relevant factors, including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The board has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.
Our directors and executive officers and their associates were customers of, and had transactions with, First Busey and our subsidiaries in the ordinary course of business during 2020. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, fiduciary and wealth management services, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to First Busey and did not involve more than the normal risk of collectability or present unfavorable features. All such loans have been approved by Busey Bank’s board of directors or, to the extent such loan was approved prior to acquisition of an acquired subsidiary bank, by the applicable acquired subsidiary bank’s board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other nonlending transactions between a director and First Busey or its subsidiaries to ensure that such transactions do not affect a director’s independence.
OTHER BUSINESS
As of the date hereof, there is no business to be transacted at the 2021 Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the meeting. If, however, other matters should properly be brought before the 2021 Annual Meeting, it is intended that the proxy holders may vote or act in accordance with our board’s recommendation on such matters.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, which includes our financial statements as of and for the year ended December 31, 2020, is filed with the Securities and Exchange Commission.
If you would like a copy of board committee charters, our code of ethics or other documents pertaining to our corporate governance, we provide these documents without charge. Please write to:
Ms. Mary E. Lakey
Corporate Secretary
First Busey Corporation
100 W. University Avenue
Champaign, IL 61820
* * * * *
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES OR VOTE BY
TELEPHONE OR INTERNET BY FOLLOWING THE PREPRINTED INSTRUCTIONS SET FORTH
ON THE PROXY OR NOTICE CARD PROMPTLY

Appendix A
FIRST BUSEY CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
Section 1.   Purpose of the Plan
The purpose of this First Busey Corporation 2021 Employee Stock Purchase Plan (the “Plan”) is to provide employees of First Busey Corporation (the “Company”) and its Related Corporations with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 and the Plan shall be administered, interpreted, and construed in accordance with such intent.
Section 2.   Eligibility
Unless otherwise determined by the Committee in a manner that is consistent with Code Section 423, any individual who is an Employee shall be eligible to participate in the Plan beginning on the Entry Date coincident with or next following the date on which the Employee has been employed. The Committee shall retain the right to change the eligibility criteria for any Plan Year, in advance of such Plan Year, provided such criteria are permissible under Code Section 423.
Section 3.   Participation and Payroll Deductions
(a)   Enrollment.   Each Employee may elect to participate in the Plan for an Offering Period by completing an Enrollment Form and returning it to the Company in accordance with the enrollment procedures established by the Company, which procedures may include a specified enrollment period.
(b)   Amount of Deduction.   By submitting an Enrollment Form, the Employee authorizes payroll deductions from his or her pay in an amount equal to at least one percent (1%), but not more than twenty percent (20%), of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Grant Date and end on the last payroll date on or before the Investment Date. The Committee in its sole discretion may authorize payment in respect of any Option exercised hereunder by personal check, provided the Participant is already enrolled in the Plan. Unless otherwise specified by the Committee in advance of an Offering Period, the maximum number of Shares which may be purchased by any Participant during any Offering Period shall be 2,000.
(c)   Payroll Deduction Accounts.   Each Participant’s payroll deduction shall be credited, as soon as practicable following the relevant pay date within an applicable Offering Period, to a Payroll Deduction Account, pending the purchase of full and fractional Shares in accordance with the provisions of the Plan. The Company shall maintain records of all payroll deductions but shall have no obligation to hold such amounts in trust or in any segregated account. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.
(d)   Subsequent Offering Periods.   Unless otherwise specified prior to the beginning of any Offering Period on an Enrollment Form, a Participant shall be deemed to have elected to participate in each Offering Period within a Plan Year and for each subsequent Plan Year (and subsequent Offering Periods) for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period based on the most recent Enrollment Form on file with the Company.
(e)   Change in Participation.
(i)   A Participant may cease participation in an Offering Period under the Plan by completing and filing a new Enrollment Form with the Company at least fifteen (15) days prior to the end of such Offering Period. Such cessation will become effective as soon as practicable following receipt of such new Enrollment Form by the Company, whereupon no further payroll deductions will be made, and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account as soon as practicable thereafter without interest. To the

Appendix A-1

extent then eligible, any Participant who ceased to participate may elect to participate again prior to any subsequent Entry Date.
(ii)   Unless otherwise provided by the Committee, at any time during an Offering Period a Participant may increase or decrease the percentage of Compensation subject to payroll deduction within the limits provided in Section 3(b) and Section 4(e), by filing a new Enrollment Form with the Company. Such increase or decrease shall become effective with the first pay period following receipt of such new Enrollment Form to which it may be practicably applied.
(iii)   Notwithstanding anything contained herein to the contrary, if the Committee determines under Section 4 to change the Purchase Price, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 3(e)(i) or Section 3(e)(ii) before such change in the Purchase Price takes effect.
(f)   Termination of Employment.   Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an eligible Employee, which in either case occurs before the Investment Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s Payroll Deduction Account (that have not been used to purchase full or fractional Shares) shall be returned, without interest, to the Participant, or in the case of the Participant’s death, to the Participant’s estate, and the Participant’s Option shall be automatically terminated. Beginning ninety (90) days following a Participant’s termination of employment for any reason, the Participant will assume responsibility for the cost of maintaining the Participant’s account with the Designated Broker. An annual fee, specified by agreement between the Company and the Designated Broker, will be automatically deducted from the Participant’s account. A terminated Participant may close his or her account with the Designated Broker at any time by selling his or her entire share balance or by transferring such balance to a personal broker.
Section 4.   Offerings and Purchase Price
(a)   Maximum Number of Shares.   The Committee will implement the Plan by making offerings of Shares on each Grant Date until the maximum number of Shares available under the Plan have been issued pursuant to the exercise of Options.
(b)   Exercise of Options.   Subject to Section 4(d), on each Investment Date, each Participant shall be deemed, subject to Section 4(e), without any further action, to have exercised rights under the Plan to purchase the number of full and fractional Shares determined by dividing the current balance of the Participant’s Payroll Deduction Account through such date by the Purchase Price (as determined in Section 4(c) below).
(c)   Purchase Price.   The “Purchase Price” means an amount equal to the lesser of (i) eighty-five  percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Investment Date; provided, that, the Purchase Price per Share will in no event be less than the par value of the Share.
(d)   Oversubscription of Shares.   If the total number of Shares for which Options are exercised on any Investment Date exceeds the maximum number of Shares available under the Plan, the Company shall make a proportionate allocation among the Participants of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable.
(e)   Limitations on Grant and Exercise of Options.
(i)   No Option granted under this Plan shall permit a Participant to purchase Shares under all employee stock purchase plans (as described in Code Section 423) of the Company at a rate which, in the aggregate, exceeds $25,000 of the Fair Market Value of such Shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time.
(ii)   No Employee who would own immediately after the Option is granted Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of

Appendix A-2

the Company (a “5% Owner”) shall be granted an Option. For purposes of determining whether an Employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the Share ownership of an individual and Shares which the Employee may purchase under outstanding Options shall be treated as Shares owned by the Employee.
(iii)   To comply with the foregoing limitation, the Company unilaterally may decrease a Participant’s payroll deduction at any time during an Offering Period.
Section 5.   Distributions of Shares
As soon as reasonably practicable after each Investment Date, the Company will arrange for the delivery to each Participant of the full and fractional Shares purchased upon exercise of his or her Option. The Committee may permit or require that the Shares be deposited directly into a Plan account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period as contemplated pursuant to Section 8(c) below. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the Shares subject to any Option granted hereunder until such Shares have been delivered pursuant to this Section 5.
Section 6.   Rights as a Stockholder
When a Participant purchases Shares pursuant to the Plan, the Participant shall have the rights and privileges of a stockholder of the Company with respect to the Shares so purchased or credited, regardless of whether certificates representing such Shares shall have been issued.
Section 7.   Options Not Transferable
Options granted under the Plan are not transferable by a Participant, except by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
Section 8.   Common Stock
(a)   Reserved Shares.   Subject to the provisions of Section 9 relating to adjustments upon changes in the Company’s stock, there shall be reserved for the issuance and purchase under the Plan an aggregate of Six Hundred Thousand (600,000) Shares. Shares subject to the Plan shall be Shares currently authorized but unissued, or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including Shares purchased in the open market or in private transactions.
(b)   Restrictions on Exercise.   In its sole discretion, the Committee may require as conditions to the exercise of any Option that Shares reserved for issuance upon the exercise of an Option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant’s intention to purchase the Shares for investment only and not for resale or distribution.
(c)   Restriction on Sale.   Unless otherwise provided by the Committee, Shares purchased under the Plan shall not be transferable by a Participant for a period of twenty-one (21) months (or such shorter period as may be determined by the Committee in its sole discretion to be necessary to satisfy the holding period requirements under Code Section 423(a)) immediately following the Investment Date on which such Shares were purchased.
(d)   Registration of Shares.   Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.
Section 9.   Adjustment Upon Changes in Capitalization
(a)   Subject to any required action by the Company or its stockholders, and subject to the provisions of applicable corporate law, if during an Offering Period the outstanding Shares increase or decrease or change into or are exchanged for a different number or kind of security or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination

Appendix A-3

of Shares, exchange of Shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Shares occurs without the Company’s receiving consideration therefore (any of which being referred to as a “Capitalization Event”), there shall automatically be made, unless otherwise provided by the Committee, a proportionate and appropriate adjustment in the number and kind of securities underlying Options, so that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to Options will not change the total price with respect to Option or other securities underlying the Participant’s election, but will include a corresponding proportionate adjustment in the price of the Share, to the extent consistent with Code Section 424.
(b)   Upon the occurrence of a Capitalization Event, there shall automatically be made, unless otherwise determined by the Committee, a commensurate change to the maximum number and kind of Shares provided in Section 8.
(c)   Except as expressly provided by this Section 9, no issuance by the Company of any of its securities of any kind, including securities convertible into shares of any class of stock, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to any Options or the price to be paid for stock under the terms of the Plan. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.
(d)   Upon a sale of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with or into another corporation, subject to the Board’s right under Section 11 to terminate the Plan, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or Related Corporation of the successor or purchasing corporation. If the successor or purchasing corporation refuses to assume or substitute options for the Options under the Plan, the Offering Period then in progress shall be shortened by setting a new Investment Date (the “New Investment Date”). The New Investment Date shall be any date occurring before the effective date of the Company’s proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Investment Date, that the Investment Date for the Participant’s Option has been changed to the New Investment Date and that the Participant’s Option shall be exercised automatically on the New Investment Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 3 hereof.
Section 10.   Administration
(a)   Appointment.   The Plan shall be administered by the Committee provided that the Committee shall be comprised solely of at least two (2) non-employee, disinterested directors appointed by the Board. A disinterested director is any member of the Board who is a “Non-Employee Director” within the meaning of paragraph (b)(3)(i) of Securities and Exchange Commission Rule 16b-3 (“Rule 16b-3”).
(b)   Authority.   The Committee has full authority and discretion to construe and interpret the Plan, prescribe, amend, and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan (including rules and regulations deemed necessary to comply with the requirements of Code Section 423). The Committee may correct any defect or supply any omission or reconcile any ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. The Committee has, without limitation, the authority to: (i) establish and/or change the duration of any Offering Period; (ii) limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iv) delegate its functions to officers or employees of the Company or other persons; (v) establish additional terms and conditions with respect to the purchase of Shares under the Plan; and (vi) establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the administration of the Plan. The Committee shall take any of the foregoing actions that are necessary to assure the continued availability of the exemption

Appendix A-4

provided in Rule 16b-3. If and to the extent required by Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant’s ability to participate in the Plan or sell any Shares received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.
(c)   Plan Expenses.   The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.
(d)   Indemnification.   The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence, or willful misconduct.
Section 11.   Amendment and Termination
(a)   Amendment.   Subject to the provisions of Code Section 423, the Committee may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect in any material manner the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.
(b)   Adjustments Due to Financial Accounting.   If the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including:
(i)   altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
(ii)   shortening any Offering Period so that the Offering Period ends on any other Investment Date, including an Offering Period underway at the time of the Committee action; and
(iii)   allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)   Termination.   The Plan will terminate on the earlier of: (i) the date on which there are no additional Shares reserved under the Plan for issuance to Participants; or (ii) December 31, 2031. In addition, the Plan may be terminated at any time, in the sole discretion of the Board. In the event of Plan termination, the Company shall refund to each Participant the amount of payroll deductions credited to their Payroll Deduction Account as soon as practicable following the effective date of such termination without interest.
Section 12.   Stockholder Approval; Effective Date
The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. The Plan was adopted by the Board on, and the Effective Date is, March 24, 2021.
Section 13.   Governmental and Other Regulations
The Plan and the grant and exercise of Options to purchase full and fractional Shares hereunder, and the Company’s obligations to sell and deliver full and fractional Shares upon the exercise of Options to purchase such Shares, shall be subject to all applicable federal, state, and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

Appendix A-5

Section 14.   No Implied Rights
(a)   No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Corporation, including any specific funds, assets, or other property which the Company or any Related Corporation, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any Participant.
(b)   No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Related Corporation or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 15.   Withholding
As a condition to receiving full or fractional Shares under the Plan, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Shares. At any time, the Company may, but will not be obligated to, withhold from any compensation otherwise due to the Participant from the Company or a Related Corporation the amount necessary for the Company to meet applicable withholding obligations, including without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of full or fractional Shares purchased by the Participant pursuant to the Plan.
Section 16.   Offsets
To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company and to set off and apply the amounts so withheld to payment of any such amounts owed to the Company, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.
Section 17.   Notices, Etc.
Unless otherwise provided by the Committee, all written notices and all other written communications to the Company or the Committee provided for in the Plan shall be delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by prepaid overnight courier to the Company at the address set forth below:
First Busey Corporation
Attention: Chief Financial Officer
100 West University
Champaign, Illinois 61820
Such notices or other communications shall be deemed given:
(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or
(b)   in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail;

Appendix A-6

provided, however, that in no event shall any such notices or communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a notice or communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.
Section 18.   General
(a)   Equal Rights and Privileges.   Notwithstanding any provision of the Plan to the contrary and in accordance with Code Section 423, all eligible Employees who are granted Options under the Plan shall have the same rights and privileges.
(b)   Successors and Assigns.   The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including such Participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
(c)   Entire Plan.   This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(d)   Severability.   If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
Section 19.   Governing Law
The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.
Section 20.   Defined Terms
When used herein, the following terms shall have the following meanings:
(a)   “Board” means the Board of Directors of the Company.
(b)   “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(c)   “Committee” means the committee acting under Section 10.
(d)   “Compensation” unless otherwise provided by the Committee, means “compensation” as defined under the First Busey Corporation Profit Sharing Plan and Trust for purposes of non-discretionary employer contributions.
(e)   “Designated Broker” means the financial services firm or other agent designated by the Company to maintain Share accounts on behalf of Participants who have purchased full or fractional Shares under the Plan.
(f)   “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 12 hereof.
(g)   “Employee” means any person who renders services to the Employer as an employee pursuant to an employment relationship with the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Employer that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

Appendix A-7

(h)   “Employer” means the Company or any Related Corporation, unless otherwise determined by the Company.
(i)   “Enrollment Form” means an agreement, which may be electronic, pursuant to which an eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
(j)   “Entry Date” means the first day of each Offering Period.
(k)   “Fair Market Value” means, on any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, the closing selling price on the Trading Day immediately preceding such date. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
(l)   “Grant Date” means the first Trading Day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.
(m)   “Investment Date” means the last Trading Day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.
(n)   “Offering Period” means a period of three (3) months beginning each January 1st, April 1st, July 1st, and October 1st of each year (or such other times as determined by the Committee). The first Offering Period under the Plan shall commence on the first January 1, April 1, July 1, or October 1 following stockholder approval of the Plan in accordance with Section 12. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods (subject to a maximum Offering Period of twelve (12) months).
(o)   “Option” means the right of a Participant to acquire Shares pursuant to the terms of the Plan.
(p)   “Participant” means an eligible Employee who has met the requirements of Section 2 and has properly elected to participate in the Plan pursuant to Section 3.
(q)   “Payroll Deduction Account” means the bookkeeping account established by the Company pursuant to Section 3 for each Participant.
(r)   “Plan Year” means January 1 through December 31 of each year.
(s)   “Purchase Price” means the price per Share as determined pursuant to Section 4(c).
(t)   “Related Corporation” means a corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Code Section 424(e) or (f).
(u)   “Share” means a share of the Company’s common stock, par value $.001 per share.
(v)   “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
Section 21.   Construction
In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)   actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

Appendix A-8

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   indications of time of day mean Central Standard Time;
(f)   “including” means “including, but not limited to”;
(g)   all references to sections, schedules and exhibits are to sections, schedules, and exhibits in or to this Plan unless otherwise specified;
(h)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)   the captions and headings of articles, sections, schedules, and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and
(k)   all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as consistently applied in the United States of America.

Appendix A-9

FIRST BUSEY CORPORATION 100 WEST UNIVERSITY AVENUE CHAMPAIGN, IL 61820 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in the First Busey Corporation Profit Sharing Plan and Trust and in the Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/BUSE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in the First Busey Corporation Profit Sharing Plan and Trust and in the Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your pro xy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D37645-P52929 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST BUSEY CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. “FOR” the following: • Election of Directors Nominees: • Samuel P. Banks • Karen M. Jensen • George Barr • Stanley J. Bradshaw • Michael D. Cassens • Van A. Dukeman • · Frederic L. Kenney • Stephen V. King • Gregory B. Lykins 10) Thomas G. Sloan The Board of Directors recommends you vote “FOR” the following proposals: For Against Abstain • To approve, in a non-binding, advisory vote, the compensation of our named executive officers, as described in the accompanyingproxy statement, which is referred to as a “say-on-pay” proposal. • To approve the First Busey Corporation 2021 Employee Stock Purchase Plan. • To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. NOTE: This proxy will be voted in the discretion of the named proxies upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D37646-P52929 FIRST BUSEY CORPORATION Annual Meeting of Stockholders May 19, 2021 5:30 p.m. (CDT) This proxy is solicited by the Board of Directors I, the undersigned stockholder of First Busey Corporation (the “Company”), having received notice of Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Helen Grandone and Tom Brown, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $.001 par value, standing in my name on its books on March 22, 2021, at the Annual Meeting of the Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/BUSE2021, on May 19, 2021, at 5:30 p.m., Central Time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows: This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” the nominees listed under Proposal 1 and “FOR” Proposals 2, 3 and 4. Continued and to be signed on reverse side